                                 EXHIBIT 10.42





                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                            LEVEL 8 SYSTEMS, INC.,

                      MIDDLEWARE ACQUISITION CORPORATION,

                        MOMENTUM SOFTWARE CORPORATION,

                                      AND

       ROBERT BRILL, BRUNS GRAYSON AND HUBERTUS VANDERVOORT, AS TRUSTEES
                OF THE MOMENTUM LIQUIDATING TRUST, ON BEHALF OF
             THE SECURITYHOLDERS OF MOMENTUM SOFTWARE CORPORATION



                            DATED FEBRUARY 27, 1998

                                INDEX OF EXHIBITS


EXHIBIT          DESCRIPTION

Exhibit A         Trust Agreement

Exhibit B         Form of Certificate of Merger

Exhibit C         Form of Parent Warrant

Exhibit D         Form of Note

Exhibit E         Form of Affiliate Letter

Exhibit F         Form of Letter Agreement

Exhibit G         Form of Registration Rights Agreement

Exhibit H         Form of Liraz Voting Agreement

Exhibit I         Form of Lock Up Agreement

Exhibit J         List of Knowledge Persons

Exhibit K         Form of Employee Registration Rights Agreement

RECITALS
ARTICLE I  THE MERGER                                                         2
1.1  The Merger.                                                              2
1.2  Effective Time.                                                          2
1.3  Effect of the Merger.                                                    2
1.4  Certificate of Incorporation; Bylaws.                                    2
1.5  Directors and Officers.                                                  3
1.6  Effect on Capital Stock.                                                 3
     (a) Aggregate Shares of Parent Common Stock.                             3
     (b) Conversion of Company Capital Stock.                                 4
     (c) Cancellation of Parent-Owned and Company-Owned Stock.                4
     (d) Stock Options and Warrants.                                          4
     (e) Capital Stock of Merger Sub.                                         5
     (f) Fractional Shares.                                                   5
     (g) Escrow Amount                                                        5
     (h) Legends.                                                             5
1.7  Warrant.                                                                 5
1.8  Contingent Payment of Additional Shares of Parent
     Common Stock or of Note; Effect on Capital Stock.                        5
     (a) Definitions.                                                         5
         (i)   "Calculation Date"                                             6
         (ii)  "Contingent Consideration"                                     6
         (iii) "Contingent Shares"                                            6
         (iv)  "Note"                                                         6
         (v)   "Stock Value"                                                  6
         (vi)  "Stock Value Fraction"                                         6
     (b) Contingent Shares.                                                   6
     (c) Additional Contingent Shares.                                        6
     (d) Certificates.                                                        7
     (e) Fractional Shares.                                                   7
     (f) Legends.                                                             7
     (g) Adjustments.                                                         7
     (h) Assignability.                                                       7
     (i) Arbitration.                                                         7
     (j) Disputed Amounts.                                                    8
1.9  Dissenting Shares.                                                       8
1.10 Surrender of Certificates.                                               9
     (a) Trustee as Exchange and Company Securityholders Agent.               9
     (b) Parent to Provide Merger Consideration.                              9
     (c) Exchange Procedures.                                                 10
     (d) Distributions With Respect to Unexchanged Shares.                    11
     (e) Transfers of Ownership.                                              11
     (f) No Liability.                                                        12
     (g) Right to Vote.                                                       12
1.11 No Further Ownership Rights in Company Capital Stock.                    12
1.12 Lost, Stolen or Destroyed Certificates.                                  12
1.13 Withholding Rights.                                                      12
1.14 Tax Consequences; Exemption from Registration.                           12
1.15 Taking of Necessary Action; Further Action.                              13


2 ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND OF THE TRUST   13
2.1  Organization, Standing and Power.                                        13
2.2  Company Capital Structure.                                               13
2.3  Subsidiaries.                                                            14
2.4  Authority.                                                               14
2.5  Company Financial Statements.                                            15
2.6  No Undisclosed Liabilities.                                              16
2.7  No Changes                                                               16

2.8  Tax and Other Returns and Reports.                                       18
     (a) Definition of Taxes.                                                 18
     (b) Tax Returns and Audits.                                              18
2.9  Restrictions on Business Activities.                                     20
2.10 Title to Properties; Absence of Liens and Encumbrances.                  20
2.11 Intellectual Property.                                                   21
2.12 Agreements, Contracts and Commitments.                                   23
2.13 Compliance with Laws.                                                    25
2.14 Litigation.                                                              25
2.15 Bank Accounts.                                                           25
2.16 Insurance.                                                               25
2.17 Minute Books.                                                            25
2.18 Environmental Matters.                                                   25
2.19 Brokers' and Finders' Fees; Third Party Expenses.                        26
2.20 Employee Matters and Benefit Plans.                                      26
     (a) Company ERISA Plans.                                                 26
     (b) Pension Plans.                                                       26
     (c) Multiemployer or Multiple Employer Plans; Leased Employees.          26
     (d) Employee Benefit Plans.                                              27
     (e) Contributions                                                        27
     (f) No Post-Employment Obligations.                                      27
     (g) Agreements Terminable at Will; List.                                 27
     (h) COBRA.                                                               27
     (i) Employment Matters.                                                  28
     (j) Labor.                                                               28
2.21 Suppliers and Customers.                                                 28
2.22 Affiliates; Approval Vote.                                               29
2.23 Representations Complete.                                                29
2.24 Organization, Standing and Power.                                        29
2.25 Authority.                                                               29
2.26 Representations Complete.                                                30


3    ARTICLE III REPRESENTATIONS AND WARRANTIES OF, PARENT AND MERGER SUB     30

3.1  Organization, Standing and Power.                                        31
3.2  Authority.                                                               31
3.3  Capital Structure.                                                       32
3.4  SEC Documents; Parent Financial Statements.                              33
3.5  No Material Adverse Change.                                              33
3.6  Litigation.                                                              34
3.7  Intellectual Property.                                                   34
3.8  Restrictions on Business Activities.                                     36
3.9  Brokers or Finders; Professional Fees.                                   36
3.10 Conduct in the Ordinary Course.                                          36
3.11 Interim Operations of Merger Sub.                                        36
3.12 Third Party Consents.                                                    36
3.13 Agreements with Liraz Systems, Ltd. ("Liraz").                           36
3.14 Tax Returns and Audits.                                                  36
3.15 Compliance with Laws.                                                    37
3.16 Minute Books.                                                            37
3.17 Environmental Matters.                                                   37
3.18 Suppliers and Customers.                                                 38

3.19 Performance Based Compensation.                                          38
3.20 Representations Complete.                                                38


4 ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME                              38

4.1  Conduct of Business of the Company.                                      39
4.2  Conduct of Business of the Parent and Merger Sub.                        41


5        ARTICLE V  ADDITIONAL AGREEMENTS                                     42

5.1  No Solicitation.                                                         42
5.2  Preparation of Information Statement.                                    43
5.3  Meeting.                                                                 44
5.4  Securities Act Exemption.                                                44
5.5  Stock Restrictions.                                                      44
5.6  Access to Information.                                                   44
5.7  Public Disclosure.                                                       45
5.8  Reasonable Efforts.                                                      45
5.9  Notification of Certain Matters.                                         45
5.10 Registration Rights Agreement.                                           45
5.11 Additional Documents and Further Assurances.                             45
5.12 Legal Requirements.                                                      46
5.13 Third Party Consents.                                                    46
5.14 Board of Directors of the Combined Company.                              46
5.15 Indemnification.                                                         46
5.16 Stockholder Solicitation Materials.                                      47
5.17 List of Stockholders, Optionholders and Warrantholders.                  47
5.18 NASDAQ Quotation.                                                        47
5.19 Dividends.                                                               47
5.20 Review of Returns.                                                       47


6    ARTICLE VI DOCUMENTS TO BE DELIVERED                                     48

6.1  Documents to Be Delivered by the Company at Closing.                     48
     (a) Third Party Consents.                                                48
     (b) Legal Opinion.                                                       48
     (c) Certificate of Merger.                                               48
     (d) Affiliates Letter.                                                   48
     (e) Resignation.                                                         48
     (f) Certificates.                                                        48
     (g) Voting Agreement.                                                    48
     (h) Lock Up Agreement.                                                   48
     (i) Severance Agreements.                                                48
6.2  Documents to be Delivered by the Parent and Merger Sub at Closing.       48
     (a) Legal Opinion.                                                       48
     (b) Certificate of Merger.                                               48
     (c) Third Party Consents.                                                48
     (d) Certificates.                                                        48
     (e) Registration Rights Agreement.                                       49

7    ARTICLE VII CONDITIONS TO THE MERGER                                     49

7.1  Conditions to Obligations of Each Party to Effect the Merger.            49
     (a) Stockholder Approval.                                                49
     (b) Information Statement.                                               49
     (c) No Injunctions or Restraints; Illegality.                            49
     (d) Tax Returns.                                                         49
     (e) Permit.                                                              49
7.2  Additional Conditions to Obligations of the Company.                     49
     (a) Representations and Warranties.                                      49
     (b) Agreements and Covenants.                                            50
     (c) Board of Directors of Parent.                                        50
     (d) NASDAQ Quotation.                                                    50
     (e) Legal Opinion.                                                       50
     (f) No Material Adverse Effect.                                          50
     (g) Costs Summary.                                                       50
     (h) Closing Date Price.                                                  50
7.3  Additional Conditions to the Obligations of Parent and Merger Sub.       50
     (a) Representations and Warranties.                                      50
     (b) Agreements and Covenants.                                            51
     (c) Dissenters' Rights.                                                  51
     (d) Consent of Company Warrantholders.                                   51
     (e) Costs Summary.                                                       51
     (f) Legal Opinion.                                                       51
     (g) No Material Adverse Effect.                                          51
     (h) Opinion of Financial Advisor.                                        51
     (i) Severance Agreements.                                                51


8    ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW          51

8.1  Survival of Representations and Warranties.                              52
8.2  Escrow Arrangements                                                      52
     (a) Escrow Fund.                                                         52
     (b) Escrow Period; Distribution upon Termination of Escrow Period.       53
     (c) Protection of Escrow Fund.                                           53
     (d) Claims Upon Escrow Fund.                                             54
     (e) Objections to Claims.                                                54
     (f) Resolution of Conflicts; Arbitration.                                54
     (g) Third-Party Claims.                                                  56
     (h) Escrow Agent's Duties.                                               56
     (i) Fees.                                                                58
     (j) Consequential Damages.                                               59


9    ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER                            59

9.1  Termination.                                                             59
9.2  Effect of Termination.                                                   60
9.3  Amendment.                                                               60
9.4  Extension; Waiver.                                                       61
9.5  Parent/Company Payments.                                                 61
     (a) Company Payments.                                                    61
     (b) Parent Payments.                                                     61


10   ARTICLE X  GENERAL PROVISIONS                                            61

10.1  Notices.                                                                61
10.2  Expenses.                                                               63

10.3  Interpretation.                                                         63
10.4  Counterparts.                                                           64
10.5  Entire Agreement; Assignment.                                           64
10.6  Severability.                                                           64
10.7  Other Remedies.                                                         64
10.8  Governing Law.                                                          64
10.9  Rules of Construction.                                                  64
10.10 Specific Performance.                                                   65

                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made
                                                          ---------
and entered into on February 27, 1998 by and among Level 8 Systems, Inc., a New York corporation ("Parent"); Middleware Acquisition Corporation, a Delaware
                   ------
corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); Momentum
                                                      ----------
Software Corporation, a Delaware corporation (the "Company") and Robert Brill,
                                                   -------
Bruns Grayson and Hubertus Vandervoort (the "Trustees"), as trustees of the
                                             --------
Momentum Liquidating Trust for the benefit of the Company Securityholders (the "Trust").
 -----


                                    RECITALS


         A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of the Company with and into Merger Sub (the "Merger") and, in furtherance thereof,
                                       ------
have approved the Merger.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("Company Capital Stock") and all outstanding
                               ---------------------
options, warrants and other rights to acquire or receive shares of Company Capital Stock shall be converted into the right to receive their respective distributive shares of the Merger Consideration (as defined below), after the payment of all Trust liabilities, computed in accordance with their beneficial interests in the Trust determined from time to time as set forth in the Trust Agreement attached hereto as Exhibit A (collectively, "Beneficial Interests")
                                                       --------------------

         C. Pursuant to the Merger, subject to the terms and conditions of this Agreement, the Parent shall issue to the Trust shares of Parent common stock, an amount of cash equal to $75,000, warrants to acquire Parent common stock and certain other contingent consideration, all as set forth below (collectively, the "Merger Consideration").
     --------------------

         D. A portion of the Merger Consideration otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent with an Escrow Agent (the "Escrow Agent"), the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VIII hereof.

         E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code")
                       ----

         F. The Company, Parent, Merger Sub and the Trust desire to make certain representations and warranties and other agreements in connection with the Merger.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged intending to be legally bound hereby the parties agree as follows:


                                        1

                                    ARTICLE I

                                   THE MERGER


          1.1 The Merger. At the Effective Time (as defined in Section 1.2) and
              ----------
              subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), the Company shall be merged with and into Merger
                ------------
              Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation".
                                  ---------------------

          1.2 Effective Time. Unless this Agreement is earlier terminated
              --------------
              pursuant to Section 9.1, the closing of the Merger (the "Closing")
                                                                       -------
              will take place as promptly as practicable, but no later than five
              (5) business days following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Parent at 1 Penn Plaza, Suite 3400, New York, New York, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date". On the Closing Date, the parties hereto shall
               ------------
              cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "Certificate of Merger"), substantially in
                                      ---------------------
              the form attached hereto as Exhibit B, in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "Effective Time").
                                --------------

          1.3 Effect of the Merger. At the Effective Time, the effect of the
              --------------------
              Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.


          1.4 Certificate of Incorporation; Bylaws.
              ------------------------------------

                (a) At the Effective Time, the Certificate of Incorporation of
                    Merger Sub, as in effect immediately prior to the date of this Agreement, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is MOMENTUM SOFTWARE CORPORATION".

                (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.


          1.5 Directors and Officers. The director(s) of Merger Sub immediately
              ----------------------
              prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.


          1.6 Effect on Capital Stock. Subject to the terms and conditions of
              -----------------------
              this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Merger Sub, the Company or the holder of any shares of the Parent Common Stock or the Company Capital Stock, the following shall occur:

                (a) Aggregate Shares of Parent Common Stock. The Aggregate
                    ---------------------------------------
                    Shares of Parent Common Stock to be issued by Parent in the Merger (the "Aggregate Shares of Parent Common Stock") shall
                                 ---------------------------------------
                    be equal to the excess of (i) 575,000, over (ii) a number of shares of Parent Common Stock as is equal to (x) the Reimbursable Amount (as defined in Section 10.2(c)), divided by (y) the average of the last reported sale price per share of Parent Common Stock in the NASDAQ National Market, as reported by The Wall Street Journal for each of the thirty
                    (30) trading days ending on the day of the Special Meeting, as defined herein (rounded up, if necessary to the next whole share) ("Closing Date Price"), as further adjusted
                                   ------------------
                    pursuant to Section 1.9. The Aggregate Shares of Parent Common Stock shall be issued to the Trust on behalf of holders (collectively, the "Company Securityholders") of (i)
                                                -----------------------
                    Common Stock of the Company ("Company Common Stock") and of
                                                  --------------------
                    Company immediately preceding the Closing Date Options, when and if such Company Options are exercised (as defined below) and Company Warrants (as defined below), when and if such Company Warrants are exercised pursuant to Section 1.6(d) below, (ii) Series A Preferred Stock of the Company ("Company Series A"), (iii) Series B Preferred Stock of the
                      ----------------
                    Company ("Company Series B"), (iv) Series B-1 Preferred
                              ----------------
                    Stock of the Company ("Company Series B-1"), (v) Series C
                                           ------------------
                    Preferred Stock of the Company ("Company Series C"), (vi)
                                                     ----------------
                    Series C-1 Preferred Stock of the Company ("Company Series
                                                                --------------
                    C-1"), (vii) Series D Preferred Stock of the Company
                    ---
                    ("Company Series D") and (viii) Series E Preferred Stock of
                      ----------------
                    the Company to be issued immediately prior to the Effective Time to certain key employees of the

                    Company who will provide transitional and other services in connection with the Merger ("Company Series E"). (The
                                                 ----------------
                    Company Series A, Company Series B, Company Series B-1, Company Series C, Company Series C-1, Company Series D and Company Series E are collectively referred to as the "Company Preferred Series").
                     ------------------------

                (b) Conversion of Company Capital Stock. Each share issued and
                    -----------------------------------
                    outstanding immediately prior to the Effective Time of Company Common Stock (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.9(a))) and of Company Preferred Series (other than any shares of Company Preferred Series to be canceled pursuant to Section 1.6(c)) shall be canceled and extinguished and will be converted automatically into Beneficial Interests.

                (c) Cancellation of Parent-Owned and Company-Owned Stock. Each
                    ----------------------------------------------------
                    share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                (d) Stock Options and Warrants.
                    --------------------------

                    (i) At the Effective Time, all options and stock purchase rights to purchase Company Common Stock (each a "Company Option") then outstanding under the
                                     --------------
                            Company's 1993 Stock Option Plan (the "Company
                                                                   -------
                            Option Plan") or otherwise, whether vested or
                            -----------
                            unvested, to the extent they grant their holders continuing rights therein, and all warrants to purchase Company Common Stock then outstanding (each a "Company Warrant") shall be, in connection with
                               ---------------
                            the Merger, converted into the right to receive a contingent Beneficial Interest provided for in the Trust. Parent shall not assume any Company Option or Company Warrant.

                    (ii) Notwithstanding the above, in the event a holder of a Company Warrant has not waived its rights with respect to any Company Warrant held by it ("Continuing Warrants") as provided in Section
                              -------------------
                            7.3(d) hereof, the Trustee shall deliver to Parent upon the Calculation Date, as defined below, a number of shares of Parent Common Stock equal to (x) the fair market value of the Continuing Warrants as of the Calculation Day (determined pursuant to the Black-Scholes formula), divided by (y) the Stock Value (as defined below) as of the Calculation Date.

                    (iii) Parent shall assume such Continuing Warrants and such assumed Continuing Warrants shall continue to have, and be subject to, the same terms and conditions set forth in the respective warrant agreements governing such Continuing Warrant immediately prior to the Effective Time, except that
                            (A) such Continuing Warrant shall be exercisable for that number of whole shares of Parent Common Stock equal to (x) the number of shares of Company Common Stock issuable upon the exercise of such Continuing Warrant, multiplied by (y) the number of shares of Parent Common Stock to be received by a holder of one share of Company Common Stock, rounded down to the nearest whole number of shares of Parent Common Stock and (B) the exercise price per share for the shares of Parent Common Stock issuable upon exercise of such Continuing Warrant shall be equal to (x) the exercise price per share of Company Common Stock into which such Continuing Warrant was exercisable immediately prior to the Effective Time, divided by (y) the number of shares of Parent Common stock to be received by a holder of one share of Company Common Stock, rounded up to the nearest whole cent.


                (e) Capital Stock of Merger Sub. Each stock certificate of
                    ---------------------------
                    Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                (f) Fractional Shares. No fraction of a share of Parent Common
                    -----------------
                    Stock will be issued, but in lieu thereof, if the Trust would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by the Trust) shall be entitled to receive, without any interest, from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) Closing Date Price.

                (g) Escrow Amount. The "Escrow Amount" shall equal to the sum of
                    -------------       -------------
                    (i) 10% of the Merger Consideration as in effect from time to time and (ii) a number of shares of Parent Common Stock equal to (w) $250,000, divided by (x) the Stock Value as of the Effective Time, with the resultant further divided by
                    (y) the number of shares of Company Common Stock outstanding as of the Effective Time, with the resultant multiplied by
                    (z) the aggregate number of Dissenting Shares held by Dissenting Shareholders, as such terms are defined below.

                (h) Legends. Certificates representing shares of Parent Common
                    -------
                    Stock delivered pursuant to this Section 1.6 shall bear the legend referred to in Section 5.5 hereof.


          1.7 Warrant. In addition to the shares of Parent Common Stock to which
              -------
              the Trust is entitled pursuant to Section 1.6, the Trust shall be entitled to receive a warrant (the "Warrant") to acquire an
                                                  -------
              aggregate of 200,000 additional shares of Parent Common Stock, in the form set forth in Exhibit C.

          1.8 Contingent Payment of Additional Shares of Parent Common Stock or
              -----------------------------------------------------------------
              of Note; Effect on Capital Stock. In addition to the shares of
              --------------------------------
              Parent Common Stock and the Warrant to which the Trust is entitled pursuant to Section 1.6 and Section 1.7, the Trust shall be entitled to receive additional shares of Parent Common Stock or the Note, as defined below, as provided in this Section 1.8.

                (a) Definitions. For purposes of this Section 1.8 the following
                    -----------
                    terms shall have the meanings indicated below:

                    (i)     "Calculation Date" shall mean the earlier of (i)
                             ----------------
                            December 1, 1998 or (ii) the effective date of the filing by the Parent of a registration statement, other than a registration statement filed pursuant to the demand registration rights portion of the Employee Registration Rights Agreement substantially in the form set forth in Exhibit K.

                    (ii)    "Contingent Consideration" shall mean either the
                             ------------------------
                            Contingent Shares or the Note.

                    (iii)   "Contingent Shares" shall mean 250,000 shares of the
                             -----------------
                            Parent's Common Stock (as adjusted for any reclassification, recapitalization, split, combination, stock dividend or the like).

                    (iv)    "Note" shall mean a $3,000,000 installment
                             ----
                            promissory note issued by Parent, substantially in the form set forth in ---- Exhibit D.

                    (v)     "Stock Value" shall mean, with respect to any date,
                             -----------
                            the average of the last reported sale price per share of Parent Common Stock in the market on which it is traded, as reported by The Wall Street Journal for each of the thirty (30) trading days ending on the day immediately preceding such date.

                    (vi)    "Stock Value Fraction" shall mean:
                             --------------------

                    if the Stock Value as of the Calculation Date is $21 or more, 0.0; if the Stock Value as of the Calculation Date is $15 or less, 1.0; otherwise, the value calculated by the formula ($21.00 - Stock Value)/$6.00.


                (b) Contingent Shares. Subject to the provisions of this Section
                    -----------------
                    1.8, as promptly as practicable, but in no event later than 30 days, after the Calculation Date:

                    (i) Parent shall first determine the aggregate number of shares of Parent Common Stock, if any, to be issued or delivered pursuant to this Section 1.8 by multiplying the Contingent Shares by the Company Stock Value Fraction (the "Payable Contingent
                                                       ------------------
                            Shares").
                            ------
                    (ii) In the event that the Stock Value as of the Calculation Date is equal to or less than $15, the Trust shall, at its option, be entitled to receive the Note from the Parent, in lieu of the Payable Contingent Shares. Such option shall be exercised by written notice provided to Parent no later than 10 business days after the Calculation Date. Failure to provide such notice to Parent shall be deemed an election to receive the Note.

                (c) Additional Contingent Shares. Subject to the provisions of
                    ----------------------------
                    this Section 1.8, as promptly as practicable, but in no event later than 30 days, after the Calculation Date,

                    Parent shall issue a number of additional shares of Parent Common Stock equal to the excess, if any, of (x) 50,000, over (y) the product of (1) $1,000,000, divided by (2) the Stock Value as of the Calculation Date (the "Additional
                                                                 ----------
                    Contingent Shares")
                    -----------------

                (d) Certificates. Subject to Section 1.10, as promptly as
                    ------------
                    practicable after the completion of the calculations described in Section 1.8(b) and Section 1.8(c) hereof, Parent shall cause its transfer agent (the "Transfer Agent")
                                                                --------------
                    to deliver to the Trust a certificate representing the number of whole shares of Payable Contingent Shares or Additional Contingent Shares, as applicable.

                (e) Fractional Shares. No fractional shares of Parent Common
                    -----------------
                    Stock and no scrip or certificate therefor shall be issued or delivered pursuant to this Section 1.8. Should the Trust be entitled to a fractional share interest in Parent Common Stock pursuant to this Section 1.8, Parent shall pay to the Trust in lieu of such fractional share interest a dollar amount equal to such fraction multiplied by the Stock Value calculated as of the Calculation Date.

                (f) Legends. Certificates representing shares of Parent Common
                    -------
                    Stock delivered pursuant to this Section 1.8 shall bear the legend referred to in Section 5.5 hereof.

                (g) Adjustments. If between the Effective Time and the date of
                    -----------
                    payment of any shares pursuant to this Section 1.8, the outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares or if stock dividend thereon shall be declared with a record date within said period, the number of shares of Parent Common Stock to be issued or delivered pursuant to this Section 1.8 shall be correspondingly adjusted.

                (h) Assignability. The right of the Trust to receive Contingent
                    -------------
                    Consideration pursuant to this Section 1.8 may not be assigned or transferred in any manner whatsoever except by operation of law.

                (i) Arbitration. Any dispute, controversy or claim arising in
                    -----------
                    connection with the provisions of this Section 1.8 or the actions, determinations or calculations contemplated thereby shall be settled by arbitration by three arbitrators to be appointed as follows: Parent and the Trust shall each shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. The expense of the arbitration shall be borne as determined by the arbitrators. Any such arbitration shall be held in New York City and shall be conducted by, and under the commercial rules, then in effect, of the American Arbitration Association.

                (j) Disputed Amounts. In the event that the payment of a portion
                    ----------------
                    of the Contingent Consideration to be paid pursuant to this
                    Section 1.8 is in dispute, the undisputed portion of the Contingent Consideration shall be promptly paid in accordance with the provisions of this Section 1.8 and the disputed portion shall be paid upon resolution of the dispute.


          1.9 Dissenting Shares.
              -----------------

                (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock ("Dissenting
                                                                    ----------
                    Shares") held by a holder of Company Capital Stock who has
                    ------
                    demanded and perfected dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shareholder"), shall not be converted
                             ----------------------
                    into or represent a right to receive a portion of the Merger Consideration, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

                (b) Notwithstanding the provisions of Section 1.9(a), if any
                    Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such Dissenting Shareholder's Dissenting Shares shall automatically be converted into and represent only the right to receive Beneficial Interests, without interest thereon, upon surrender of the certificate representing such shares of Dissenting Shares.

                (c) The Company and the Trust shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. Parent shall not, except with the prior written consent of the Trust, voluntarily make any payment with respect to any demands for appraisal of Company Capital Stock or offer to settle or settle any such demands.

                (d) In the event that it is determined by in a final
                    nonappealable order of a federal or state court of competent jurisdiction that a Dissenting Shareholder is entitled to a consideration with respect to this Dissenting Shares other than Beneficial Interests, Parent shall pay such Dissenting Shareholder such consideration, the Aggregate Shares of Parent Common Stock shall be reduced by a number of Parent Common Stock shares equal to (i) such consideration, divided by (ii) Closing Date Price, and the Trust shall return such number of shares to the Parent.



          1.10  Surrender of Certificates.
                -------------------------

                (a) Trustee as Exchange and Company Securityholders Agent. In
                    -----------------------------------------------------
                    the event that the Merger is approved by Company Securityholders, each Company Securityholder (except any Dissenting Shareholders) by virtue of such approval of this Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time and without further act of any Company Securityholder, Robert Brill, Bruns Grayson and Hubertus Vandervoort, as Trustees for the Trust (together with permitted successors, "Merger
                                                                        ------
                    Agent"), his true and lawful agent and attorney-in-fact to
                    -----
                    enter into any agreement in connection with the transactions contemplated by this Agreement, to (i) exercise all or any of the powers, authority and discretion conferred on him under any provision of the Agreement, (ii) waive any terms and conditions of any such agreement on behalf of the Company Securityholders, (iii) give and receive notices and communications on his behalf and to be his exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any this Agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which Company or such Company Securityholders may be entitled to indemnification,
                    (iv) authorize delivery to Parent of shares of Parent Common Stock from the Trust assets in satisfaction of claims by Dissenting Shareholders and from the Escrow Fund in satisfaction of claims by Parent, (v) object to the deliveries referred to (iv), above, and (vi) take all actions necessary or appropriate in the judgment of Merger Agent for the accomplishment of the foregoing and the Merger Agent agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. Notices or communications to or from the Merger Agent shall constitute notice to or from each of the Company Securityholders other than the Dissenting Shareholders. A decision, act, consent or instruction of the Merger Agent shall constitute a decision of all the Company Securityholders other than the Dissenting Shareholders and the Trust and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Merger Agent as being the decision, act, consent or instruction of each and every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any Company Securityholder for any acts done by them in reliance on such decision, act, consent or instruction of the Merger Agent.

                (b) Parent to Provide Merger Consideration. As soon as the
                    --------------------------------------
                    Parent is notified by the Trust of its readiness to effectuate a certificate exchange as set forth in this Section and Section 1.10(c), Parent shall cause the Transfer Agent to make the Merger Consideration available to the Merger Agent for exchange in accordance with this Article.

                    (i) At the Effective Time, the Merger Agent shall notify the Parent in writing to which Company Securityholders the Merger Consideration would be paid if the allocation was based on the fair market value of the Merger Consideration at the Effective Time. Parent will deliver the Merger Consideration, other than the portion thereof attributable to the Contingent Consideration ("Non-Contingent Merger
                                                       ---------------------
                            Consideration") on the Effective Time as follows:
                            -------------
                            (1) to the Escrow Agent, the Escrow Amount (other than the portion thereof attributable to 10% of the Contingent Merger Consideration); (2) to the Trust, the excess of (x) the Non-Contingent Merger Consideration, over (y) the amount delivered to the Escrow Agent pursuant to the immediately preceding subparagraph "(1)", multiplied by a fraction (x) the numerator of which is the portion of the Non-Contingent Merger Consideration to be paid to the Company Securityholders whose Company Capital Shares are delivered to the Transfer Agent ("Delivered Securityholders") and (y) the
                              -------------------------
                            denominator of which is the sum of (a) the portion of the Non-Contingent Merger Consideration payable to the Delivered Securityholders and (b) the portion which would have been paid to Company Securityholders whose Company Capital Shares were not so delivered ("Undelivered Securityholders") if
                                               ---------------------------
                            such Company Capital Shares had been so delivered; and (3) the balance (the "Retained Merger
                                                      ---------------
                            Consideration") to the Transfer Agent to be held for
                            -------------
                            the Undelivered Securityholders pending receipt of the underlying Company Securityholders' Company Capital Shares.

                    (ii) At the Calculation Date, the Merger Agent shall notify the Parent in writing to which Company Securityholders, and what portion of, the Merger Consideration would be paid if the allocation was based on the fair market value of the Merger Consideration at the Calculation Date. The Parent shall, subject to Section 8.2, deliver to the Trust within five (5) days of receipt of such notification, the portion of the Contingent Consideration allocable to Delivered Securityholders. Subject to Section 1.10(c), the Transfer Agent shall also deliver the portion of the Retained Merger Consideration attributable to Undelivered Securityholders who become Delivered Securityholders following the delivery referred to in Section 1.10(b)(i). The Transfer Agent shall deliver to the Escrow Agent any portion of the Contingent Merger Consideration required to be paid to the Escrow Agent pursuant to Section 8.2.

                    (iii) The Merger Agent shall not distribute to the Company Securityholders, any of the Merger Consideration prior to the Calculation Date; provided, however,
                                                           --------  -------
                            that the Merger Agent may distribute a portion thereof to a Dissenting Shareholder or a Company Securityholder in settlement of any claims such persons may have with respect to the Trustee's computation of their Beneficial Interest or acts of the Company's directors, upon such Company Securityholders' tendering of their Company Capital Shares.


                (c) Exchange Procedures.
                    -------------------

                    (i) Subject to subsection (b) above, the Merger Agent shall from time to time deliver written notice to the Transfer Agent, accompanied with certificates of Parent Common Stock registered in its name, directing that Certificates of Parent Common Stock be issued and delivered to holder of Beneficial Interests. As soon as practical after the delivery of such shares of Parent Common Stock to the Transfer Agent, the Transfer Agent shall deliver Certificates to the person(s) designated by the Merger Agent and deliver to the Merger Agent any remaining shares of Parent Common Stock represented by the Certificates delivered by the Merger Agent.

                    (ii) After the termination of the Trust, an Undelivered Securityholder shall be required to tender his shares of Company Capital Stock to the Transfer Agent in order to receive the portion of the Merger Consideration to which it is entitled.

                    (iii) Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, evidence of the ownership of the Beneficial Interest into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional share in accordance with Section 1.6.

                (d) Distributions With Respect to Unexchanged Shares. No
                    ------------------------------------------------
                    dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate in accordance with Sections 1.10(b) and 1.10(c). Subject to applicable law, following surrender of any such Certificate and in addition to shares and/or cash entitled to such holder under Sections 1.10(b) and 1.10(c), there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

                (e) Transfers of Ownership. If any certificate for Beneficial
                    ----------------------
                    Interests or for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                (f) No Liability. Notwithstanding anything to the contrary in
                    ------------
                    this Section 1.10, none of the Merger Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                (g) Right to Vote. The Trust shall have the right to vote the
                    -------------
                    shares of Parent Common Stock in the name of the Trust and the Escrow Agent.


          1.11  No Further Ownership Rights in Company Capital Stock. The Merger
                ----------------------------------------------------
              Consideration issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.


          1.12  Lost, Stolen or Destroyed Certificates. In the event any
                --------------------------------------
              certificate evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Merger Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional share, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver such indemnification as it may reasonably direct as indemnity against any claim that may be made against Parent or the Merger Agent with respect to the certificate alleged to have been lost, stolen or destroyed.


          1.13  Withholding Rights. Parent or the Merger Agent shall be entitled
                ------------------
              to deduct and withhold from the Merger Consideration such amounts as Parent or the Merger Agent may be required to deduct and withhold with respect to any provision of Federal, state, local or foreign tax laws. To the extent that amounts are so withheld by Parent or the Merger Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Merger Agent.


          1.14  Tax Consequences; Exemption from Registration. It is intended by
                ----------------
              the parties hereto that (i) the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) the Parent Common Stock to be issued in the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of Rule 506 promulgated thereunder and in reliance on the representation made by certain Company Securityholders that such Company Securityholders are "accredited investors" as that term is defined in rules promulgated under the Securities Act.

          1.15  Taking of Necessary Action; Further Action. If, at any time
                ------------------------------------------
              after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the names of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.



                                       2

                                   ARTICLE II


         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND OF THE TRUST


The Company hereby represents and warrants to Parent and Merger Sub that:


          2.1 Organization, Standing and Power. The Company is a corporation
              --------------------------------
              duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. Except as set forth in Schedule 2.1, the Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the assets (including intangible assets), financial condition, results of operations or business (hereinafter referred to as a "Material
                                                                    --------
              Adverse Effect") of the Company. The Company has delivered a true
              --------------
              and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent.


          2.2 Company Capital Structure.
              -------------------------

                (a) The authorized capital stock of the Company consists of
                    17,500,000 shares of authorized Common Stock, $0.01 par value, of which 2,032,065 shares are issued and outstanding and 7,213,329 shares of authorized Preferred Stock, $0.10 par value. The authorized Preferred Stock consists of 1,000,000 shares designated as Series A Preferred Stock, of which 1,000,000 are issued and outstanding, 2,133,775 shares designated as Series B Preferred Stock, all of which are issued and outstanding, 424,364 shares designated as Series B-1 Preferred Stock, all of which are issued and outstanding, 2,542,036 shares designated as Series C Preferred Stock, of which 2,359,279 are issued and outstanding, 78,654 shares designated as Series C-1 Preferred Stock, all of which are issued and outstanding and 1,034,500 shares designated as Series D Preferred Stock, of which 947,692 are issued and outstanding. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

                (b) The Company has reserved 2,536,465 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 2,018,611 shares are subject to outstanding, unexercised options and 444,104 shares remain available for future grant. Schedule 2.2(b) sets forth for each outstanding Company Option the name of the holder of such option, the state in which each such holder is domiciled, the number of shares of Common Stock subject to such option, the exercise price of such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except as described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. Except as described in
                    Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options or any other options or rights set forth in Schedule 2.2(b) have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.


          2.3 Subsidiaries. Except as set forth in Schedule 2.3, the Company
              ------------
              does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or controlled, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.


          2.4 Authority. Subject only to the requisite approval of the Merger by
              ---------
              the Company Securityholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company Securityholders to duly approve the Merger is 60% of the aggregate number of outstanding shares of Company Common Stock and of the Company Preferred Series (other than the Company Series E), voting together as one class (with each share of Company Preferred Series being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Company Preferred Series could be converted on the record date for the vote). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company Securityholders. The Company's Board of Directors has approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws relating or affecting the rights of creditors generally and the effect or availability of rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth on Schedule 2.4, subject only to the approval of the Merger by the Company Securityholders, the execution and delivery of this Agreement and the related agreements attached as exhibits hereto by the Company do not, and, as of the Effective Time, the performance and consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under, (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, forfeiture, or acceleration of any obligation or loss of any benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of Company (any such event, a "Conflict") pursuant to (i) any
                                          --------
              provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets other than any such conflict, violation or default which would not have a Material Adverse Effect on the Company, which representation and warranty is limited to the Actual Knowledge (as defined below) of the Company for purposes of Article VIII. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any third party (so as not to trigger any Conflict) or, to the Company's knowledge, with any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity"), is
                                                      -------------------
              required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of other appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business, (ii) such filings and proceedings as shall be necessary or appropriate to enable the shares of Parent Common Stock to be issued, as contemplated by this Agreement, pursuant to an exemption from the registration requirements of the Securities Act and such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) the rights of Dissenting Shareholders, (iv) such other consents, waivers, authorizations, filings, approvals and registrations the absence of which would not have a Material Adverse Effect on the Company and (v) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4, which representation and warranty is limited to the Actual Knowledge of the Company for purposes of Article VIII.


          2.5 Company Financial Statements. Schedule 2.5 sets forth the
              ----------------------------
              Company's unaudited balance sheet as of December 31, 1997 ("Balance Sheet Date") and the related unaudited statements of
                ------------------
              operations and cash flows for the 12-month period then ended and the Company's audited balance sheet as of December 31, 1996 (the "Balance Sheet") and the related audited statements of operations
               -------------
              and cash flows for the twelve-month period then ended (collectively, the "Company Financials"), except as set forth in
                                  ------------------
              Schedule 2.5. The Company Financials have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on
                                                              ----
              a basis consistent throughout the periods indicated and consistent with each other subject, in the case of the unaudited Company Financials to normal year-end closing and audit adjustments and the absence of footnotes related thereto (which are not material, either individually or in the aggregate). The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which will not be material in amount or significance, which representation and warranty is limited, except to the extent it relates to Company Intellectual Property, to the Actual Knowledge of the Company for purposes of Article VIII.

          2.6 No Undisclosed Liabilities.  Except as set forth in Schedule 2.6
              --------------------------
              and as contemplated by this Agreement, and limited to the Actual Knowledge of the Company for purposes of Article VIII, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured or unmatured whether or not required to be reflected in a balance sheet in accordance with generally accepted accounting principles, which individually exceed $5,000 or in the aggregate exceed $15,000, and (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the Balance Sheet Date consistent in nature and amount with past practices.

          2.7 No Changes.  Except as set forth in Schedule 2.7, and limited to
              ----------
              the Actual Knowledge of the Company for purposes of Article VIII, since the Balance Sheet Date, there has not been, occurred or arisen any:

                (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

                (b) amendments or changes to the Certificate of Incorporation or
                    Bylaws of the Company;

                (c) capital expenditure or commitment for capital expenditure by the Company of $5,000 in any individual case or $15,000 in the aggregate not otherwise disclosed in writing to Parent;

                (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance) that would have a Material Adverse Effect;

                (e) strike, work stoppage, or claim of wrongful discharge or other unlawful labor practice or action;

                (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company except to the extent such change was requested by Parent with respect to, among other things, the software revenue recognition rules pursuant to SOP 97-2;

                (g) revaluation by the Company of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock except repurchases of unvested capital stock under the Company Option Plan;

                (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person, except, in each case, to employees who are not officers or directors of the Company in the ordinary course of business and except as otherwise contemplated by this Agreement and to severance payments made in connection with this Agreement in with the consent of Parent;

                (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

                (k) transfer to any person or entity any rights to the Company
                    Intellectual Property Rights (as defined in Section 2.11(a) below) other than licensing of Company Intellectual Property Rights in the ordinary course of business;

                (l) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound, which amendments or terminations have not been specifically disclosed to Parent;

                (m) the loan by the Company to any person or entity or the incurring by the Company of any indebtedness, the guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                (n) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company other than such waiver or lease made in the ordinary course of business and without a Material Adverse Effect on the Company;

                (o) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

                (p) notice of any claim of ownership by a third party of the
                    Company Intellectual Property Rights or of infringement by the Company of any third party's intellectual property rights;

                (q) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities, except to employees in connection with the issuance, amendment or exercise of any stock options under the Company's Option Plan or Company Warrants or the issuance of the Company Series E;

                (r) any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

                (s) event or condition of any character that has or reasonably would be expected to have a Material Adverse Effect on the Company other than revenue fluctuations in the ordinary course of business, the incurrence of Merger related expenses (including related severance payments to Company employees as agreed to with Parent); or

                (t) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses
                    (a) through (s) (other than as contemplated in the negotiations with Parent and its representatives regarding the transactions, including but not limited to payments of severance to employees of the Company, contemplated by this Agreement).


          2.8 Tax and Other Returns and Reports.
              ---------------------------------

                (a) Definition of Taxes. For the purposes of this Agreement,
                    -------------------
                    "Tax" or, collectively, "Taxes", means any and all federal,
                     ---                     -----
                    state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                (b) Tax Returns and Audits. Except as set forth in Schedule 2.8:
                    ----------------------

                    (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") otherwise due
                                                     -------
                            relating to any and all Taxes concerning or attributable to the Company or its operations, and such Returns have been completed in accordance with applicable law.

                    (ii) The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                    (iii) The Company is not currently delinquent in the payment of any Tax and has not been delinquent in the payment of any Tax during the three (3) years preceding the date of this Agreement nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                    (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                    (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

                    (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since January 1, 1994.

                    (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company
                                       -----
                            relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

                    (viii) None of the Company's assets is treated as "tax-exempt use property" within the meaning of
                            Section 168(h) of the Code.

                    (ix) Immediately prior to the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                    (x) Schedule 2.8 contains, which representation and warranty is limited to the Actual Knowledge of the Company for purposes of Article VIII, an accurate and complete descriptions of Company's basis in its assets, its current and accumulated earnings and profits, its tax carryovers and its tax elections which representation and warranty is deemed complied with for purposes of Article VIII except to the extent the Company has failed to disclose relevant information to the Parent. Schedule 2.8 contains, which representation and warranty is limited to the Actual Knowledge of the Company for purposes of
                            Article VIII, a list of net operating losses or other tax attributes subject, immediately prior to the Effective Time, to limitation under Sections 269, 382,

                            383 or 384 of the Code.

                    (xi) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have
                            Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                    (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

                    (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.


          2.9 Restrictions on Business Activities.  Except as set forth on
              -----------------------------------
              Schedule 2.9 and as otherwise required by applicable law, and limited to the Actual Knowledge of the Company for purposes of
              Article VIII, there is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.


          2.10  Title to Properties; Absence of Liens and Encumbrances.
                ------------------------------------------------------

                (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. Except as set forth in Schedule 2.10, all such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

                (b) The Company has, which representation and warranty is
                    limited to the Actual Knowledge of the Company for purposes of Article VIII, good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and tangible assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

          2.11  Intellectual Property.
                ---------------------

                (a) The Company owns, or is licensed or otherwise possesses valid rights to use all patents that are used in the business of the Company as currently conducted. The Company owns or is licensed or otherwise possesses valid rights to use (i) all copyrights, and any applications therefor, technology, know-how, computer software programs, development tools or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted by the Company and (ii) all trademarks, tradenames and service marks and any applications therefor, in either case which are material to the business of the Company as currently conducted (all of the foregoing, including the patents, are collectively referred to as the "Company Intellectual Property Rights").
                                        ------------------------------------

                (b) Schedule 2.11(b) sets forth a complete list of all patents, registered and material unregistered trademarks, registered and unregistered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.
                    Schedule 2.11(b) sets forth a complete list of all material licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or
                                                        -----------------
                    trade secret of the Company (and, specifically designating the agreements pursuant to which any party is granted a source code license by the Company), and includes the identity of all parties thereto. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement nor cause the release of the source code form of any item of Company Intellectual Property Rights to any third party.

                (c) Except as set forth in Schedule 2.11(c), there are no
                    outstanding options, licenses or agreements of any kind relating to any Company Intellectual Property Rights held by any third party (other than End-User Licenses), nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trade secrets, know-how, processes, trademarks, service marks, trade names, copyrights, licenses, information, proprietary rights or other rights of any other person or entity.

                (d) Except with respect to the persons set forth in Schedule
                    2.11(d) to the extent specifically set forth therein, each item of such Company Intellectual Property rights has been created, conceived of, reduced to practice or developed by employees or contractors of Company who have assigned their rights in such Company Intellectual Property Rights to Company. Except with respect to the persons set forth in
                    Schedule 2.11(d) to the extent specifically set forth therein, Company has taken what it believes to be reasonable actions to protect the confidentiality of the confidential Company Intellectual Property Rights and the enforceability of any trade secrets with respect thereto, (the parties hereto agreeing that the failure of the Company's employees set forth in Schedule 2.11(d) to sign confidentiality agreements is not an unreasonable action hereunder) including without limitation and as appropriate in each instance, the acquisition of written non disclosure agreements from those parties to whom Company has made an authorized disclosure and who would not otherwise have a common law or other legal duty or obligation of non-disclosure. In addition, Company has taken steps reasonably calculated to protect the confidentiality of other Company Intellectual Property Rights owned by Company which are not generally available to the public or customers of the Company (the parties hereto agreeing that the failure of the Company's employees set forth in Schedule 2.11(d) to sign Confidentiality Agreement is not an unreasonable action hereunder). Except as disclosed in Schedule 2.11(d), each employee of and consultant to the Company has executed a proprietary information and inventions agreement and a nondisclosure agreement substantially in the Company's standard form. Except as disclosed on Schedule 2.11(d) to the best of Company's acknowledge, no party that has signed a proprietary information and inventions agreement or nondisclosure agreement is in violation of the confidentiality provisions of that agreement.

                (e) Schedule 2.11(e) identifies each license, sublicense,
                    agreement, permission and right to use granted by a third party to Company of any Company Intellectual Property Rights, other than end-user licenses related to "off the shelf" commercial, business or engineering application software products not incorporated in any way in any product licensed, sold, developed or being developed by or for Company ("Third Party Licenses"). Company has provided
                              --------------------
                    Parent with copies of all Third Party Licenses. Except as disclosed on Schedule 2.11(e), Company is not contractually liable, nor has it made any contract or arrangement whereby it may become liable, to any Person for any royalty or other consideration for the use of any Company Intellectual Property Rights.

                (f) All computer software included in the Company Intellectual
                    Property Rights is year 2000 compliant (that is, (i) it is capable, to the extent called for, of correctly processing, providing and receiving data within and between the 20th and 21st centuries (including accounting for all required leap year calculations) and (ii) all date fields therein use four
                    (4) digit year fields).

                (g) No claims with respect to the Company Intellectual Property
                    Rights have been asserted to the Company or are, to the Company's knowledge, threatened by any person, nor, to the Company's knowledge, are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the

                    Company infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. To the Company's knowledge, the business of the Company as currently conducted has not and does not infringe on any proprietary right of any third party. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries, which representation and warranty is limited to the Actual Knowledge of the Company for purposes of Article VIII, is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company.


          2.12  Agreements, Contracts and Commitments.  Except as set forth on
                -------------------------------------
              Schedule 2.12, and limited to the Actual Knowledge of the Company for purposes of Article VIII, the Company does not have, is not a party to nor is it bound by:

                (a) any collective bargaining agreements,

                (b) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                (c) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                (d) any employment or consulting agreement with an employee or individual consultant or salesperson, or consulting or sales agreement, under which a firm or other organization provides services to the Company, and which, in each case, involves payments by or to the Company in excess of $15,000 annually and which is not cancelable within 30 days without a required payment of not more than $5,000,

                (e) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                (f) any fidelity or surety bond or completion bond,

                (g) any lease of personal property having an annual value
                    individually in excess of $5,000,

                (h) any agreement of indemnification or guaranty other than in the ordinary course of business,

                (i) any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                (j) any agreement relating to capital expenditures and involving future payments in excess of $5,000,

                (k) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business entered into on or after January 1, 1996,

                (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit (other than by the Company's vendors in the ordinary course of business) , including guaranties referred to in clause
                    (h) hereof in excess of $5,000,

                (m) any construction contracts,

                (n) any distribution, joint marketing or development agreement,

                (o) any agreement other than End-User Licenses and Third Party
                    Licenses pursuant to which the Company has granted and which is still in effect or may grant in the future but prior to the Effective Time, to any party a source-code license or option or other right to use or acquire source-code, or

                (p) any other agreement that involves annual payment by the
                    Company of $5,000 or more or which is not cancelable without more than a $5,000 penalty within thirty (30) days.

Except for such alleged material breaches, violations and defaults, and events that would not constitute a material breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12, the Company has not materially breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment related to Intellectual Property Rights required to be set forth on Schedule 2.12 and, limited to the Actual Knowledge of the Company for purposes of Article VIII, it has not materially breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any other agreement, contract or commitment required to be set forth on Schedule 2.12. Each agreement, contract or commitment listed on
Schedule 2.12 related to Intellectual Property Rights and, limited to the Actual Knowledge of the Company for purposes of Article VIII, each other agreement, contract or commitment listed on Schedule 2.12, is in full force and effect and, except as otherwise disclosed in Schedule 2.12, is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

          2.13  Compliance with Laws.  The Company has, which representation and
                --------------------
              warranty is limited to the Actual Knowledge of the Company for purposes of Article VIII, complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation of which it should reasonably be aware of, except where any such non-compliance or violation would not have a Material Adverse Effect on the Company.

          2.14  Litigation.  Except as set forth in Schedule 2.14, there is no
                ----------
              action, suit or proceeding of any nature pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 2.14, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity.
              Schedule 2.14 sets forth, with respect to any pending or known threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned in writing to the Company the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

          2.15  Bank Accounts.  Schedule 2.15 lists all bank accounts of
                -------------
              Company, the authorized signatories to the account and the name and telephone number of a contact person with respect to such account

          2.16  Insurance.  Schedule 2.16 sets forth a true and complete list of
                ---------
              Company's current insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, including names of carriers, amounts of coverage and premiums therefor. With respect to such policies, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the material terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

          2.17  Minute Books.  The minute books of the Company made available
                ------------
              upon request to counsel for Parent are the only minute books of the Company from the date of the Company's incorporation in the State of Delaware and contain true and correct copies of all resolutions adopted by the Company's Board of Directors (or committees thereof) and stockholders for such period.

          2.18  Environmental Matters.  Except for failures which will not have
                ---------------------
              a Material Adverse Effect on the Company, and limited to the Actual Knowledge of the Company for purposes of Article VIII, the Company has met, and continues to meet, all applicable local, state, federal and national environmental regulations and has disposed of its waste products and effluents and/or has caused others to dispose of such waste products and effluents in accordance with all applicable local, state, federal and national environmental regulations.

          2.19  Brokers' and Finders' Fees; Third Party Expenses.  Except as set
                ------------------------------------------------
              forth on Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the Company's current reasonable estimate of all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party
                                                                 -----------
              Expenses") expected to be incurred by the Company in connection
              --------
              with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

          2.20  Employee Matters and Benefit Plans.
                ----------------------------------

                (a) Company ERISA Plans.  Schedule 2.20(a) contains an accurate
                    -------------------
                    and complete list of each Company "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or
                                                       -----
                    contributed to by the Company ("Company ERISA Plans")
                                                    -------------------
                    together with a schedule of all liabilities, whether or not accrued. The Company ERISA Plans are in compliance with the applicable provisions of ERISA, the Code and other applicable law, except for instances of non-compliance that could not reasonably be expected to have a Material Adverse Effect on the Company. A complete and correct copy of each Company Benefit Plan has been provided to Parent. The Company does not have any stated plan or commitment to establish any new Company ERISA Plan, to modify any Company ERISA Plan (except to the extent required by law or to conform any such Company ERISA Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company ERISA Plan. Each such Company ERISA Plan which is intended to qualify under Code Section 401(a), has received (or an application has been filed to receive) a favorable determination letter from the Internal Revenue Service with respect to the qualification of the plan under
                    Section 401(a) of the Code. Nothing has occurred since the date of the most recent such determination letter that would cause such Company ERISA Plan to lose its ability to rely on such determination letter.

                (b) Pension Plans.  Neither Company nor any other Person or
                    -------------
                    entity under common control with Company within the meaning of Section 414(b), (c) or (m) of the Code and the regulations thereunder has now or at any previous time, maintained, established, sponsored, participated in, or contributed to, any Company ERISA Plan that is subject to
                    Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                (c) Multiemployer or Multiple Employer Plans; Leased Employees.
                    ----------------------------------------------------------
                    At no time has the Company contributed to or been requested to contribute to any multiemployer or multiple employer plan. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any material services for Company.

                (d) Employee Benefit Plans.  Schedule 2.20(a) and Schedule
                    ----------------------
                    2.20(b) list each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, fringe benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits (an "Employee Benefit Plan") for employees, consultants or
                     ---------------------
                    directors which is entered into, maintained or contributed to, as the case may be, by Company.

                (e) Contributions.  All contributions, premiums or other
                    -------------
                    payments (including all employer contributions and employee salary reduction contributions) which are due have been timely paid to each Company ERISA Plan and Employee Benefit Plan and all contributions, premiums or other payments for any period ending on or before the Effective Time which are not yet due shall have been paid to each such plan by Company prior to the Effective Time or shall be accrued in accordance with the custom and practice of Company.

                (f) No Post-Employment Obligations.  Except as set forth in
                    ------------------------------
                    Schedule 2.20(f), no Company ERISA Plan and Employee Benefit Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                (g) Agreements Terminable at Will; List.  Except as set forth in
                    -----------------------------------
                    Schedule 2.20(g), Company does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). A list of all employees, officers and consultants of Company and their current compensation (including salary, bonus or commission arrangements or other contingencies) has previously been delivered to Parent. To the knowledge of Company, no employee or consultant of Company is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Company to any liability.

                (h) COBRA.  Company has provided, or will have provided prior to
                    -----
                    the Effective Time, to individuals entitled thereto all required notices and coverage, if any, pursuant to

                    Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Effective Time, and no tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees of Company or other qualified beneficiaries (as defined in Section 4980B(g)(1)(A) of the Code).

                (i) Employment Matters.  Except as set forth in Schedule
                    ------------------
                    2.20(g), and limited to the Actual Knowledge of the Company for purposes of Article VIII, the Company (i) is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, immigration or other laws governing the employment of foreign nationals, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                (j) Labor.  No work stoppage or labor strike against the Company
                    -----
                    is pending or, to the knowledge of the Company, threatened. Except as set forth in Schedule 2.20(j), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. The Company has, which representation and warranty is limited to the Actual Knowledge of the Company for purposes of Article VIII, not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in
                    Schedule 2.20 (j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by the Company.

          2.21  Suppliers and Customers.  There are, which representation and
                -----------------------
              warranty is limited to the Actual Knowledge of the Company for purposes of Article VIII, no material agreements which commit the Company to carry on business at fixed prices or prices determined by an established formula (it being agreed for purposes hereof that an agreement where the price is based on a fixed percentage of cost or where the customer may acquire up to a maximum number of Company products over a term not to exceed on (1) year are not deemed to be at a fixed price). Except as set forth in the
              Schedule 2.21, no customer who accounted for more than 5% of the Company's sales or purchases by year since January 1, 1995 and no other customer material to the business of the Company has terminated its relationship with the Company, has decreased or delayed materially, or, to the Company's knowledge, threatened to decrease or materially delay its usage of the Company's products or services. The Company is not, which representation and warranty is limited to the Actual Knowledge of the Company for purposes of
              Article VIII, aware of any facts or events which may reasonably be expected to form the basis for such a decrease or delay. The Company does not believe that any customer or supplier material to the business of the Company will terminate or significantly change its relationship in a manner adverse to the Company following the consummation of the transactions contemplated under this Agreement.

          2.22  Affiliates; Approval Vote.  Schedule 2.22 sets forth those
                -------------------------
              persons who, in the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act.
                              ---------
              The Affiliates will execute by the Effective Time an Affiliate Letter in the form attached hereto as Exhibit E ("Affiliate
                                                                ---------
              Letters"), each of which will be in full force and effect as of
              -------
              the Effective Time. The Parent shall be entitled to place appropriate legends on the certificates evidencing any of the Parent Common Stock to be received by such Affiliates pursuant to the terms of the Affiliates Letter, and to issue appropriate stop transfer instructions to its transfer agent for the, consistent with the terms of the Affiliate Letters. In addition, the requisite number of Company Securityholders needed for the approval and adoption of this Agreement and the Merger have agreed in writing to vote for approval of this Agreement and the Merger a special meeting of Company Securityholders for the purpose of voting upon this Agreement and related matters (the "Special
                                                                   -------
              Meeting").
              -------

          2.23  Representations Complete.  None of the representations or
                ------------------------
              warranties made by the Company in this Agreement (as modified by the Company disclosure schedules attached hereto (the "Company
                                                                     -------
              Schedules")), nor any statement made in any schedule or
              ---------
              certificate furnished by the Company pursuant to this Agreement, contains as of the date of this Agreement, any untrue statement of a material fact, or, which representation and warranty is limited (except to the extent related to Company Intellectual Property) to the Actual Knowledge of the Company for purposes of Article VIII, omits to state, as of the date of this Agreement, any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

The Trust hereby represents and warrants to Parent and Merger Sub that:

          2.24  Organization, Standing and Power.  The Trust is or, immediately
                --------------------------------
              prior to the Effective Time, will be, a trust duly organized, validly existing and in good standing under the laws of the State of Delaware. The Trust has or, immediately prior to the Effective Time, will have, the power to own its properties and to carry on its business as they are proposed to be conducted. The Company has delivered a true and correct copy of its Trust Agreement to Parent.

          2.25  Authority.  The Trust has, or by the Effective Time will have,
                ---------
              all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have, or by the Effective Time will have, been duly authorized by all necessary action on the part of the Trust, the Trustee and the holders of Beneficial Interests. This Agreement has or, immediately prior to the Effective Time, will have, been duly executed and delivered by the Trust and constitutes the valid and binding obligation of the Trust, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws relating or affecting the rights of creditors generally and the effect or availability of rules of law governing specific performance, injunctive relief and other equitable remedies. The execution and delivery of this Agreement and the related agreements attached as exhibits hereto by the Trust do not, and, as of the Effective Time, the performance and consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under, (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, forfeiture, or acceleration of any obligation or loss of any benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Trust (any such event, a "Trust
                                                                    -----
              Conflict") pursuant to (i) any provision of the Trust Agreement or
              --------
              (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Trust or its properties or assets other than any such conflict, violation or default which would not have a Material Adverse Effect on the Trust. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any third party (so as not to trigger any Trust Conflict) or, to the Trustee's knowledge, with any Governmental Entity, is required by or with respect to the Trust in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          2.26  Representations Complete.  None of the representations or
                ------------------------
              warranties made by the Trust in this Agreement, nor any statement made in any schedule or certificate furnished by the Trust pursuant to this Agreement, contains as of the date of this Agreement, any untrue statement of a material fact, or omits to state, as of the date of this Agreement, any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                       3

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF, PARENT AND MERGER SUB


Parent and Merger Sub, jointly and severally, represent and warrant (which representations or warranties, to the extent they relate to the Merger Sub, are made as of immediately prior to the Effective Time and not as of the date hereof) to the Company that:

          3.1 Organization, Standing and Power. Each of Parent and Merger Sub is
              --------------------------------
              a corporation duly organized, validly existing and in good standing under the laws of the State of New York and Delaware, respectively. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Parent or the Merger Sub. Parent and Merger Sub have each delivered a true and correct copy of their respective Certificates of Incorporation and Bylaws, as amended to date, to the Company.


          3.2 Authority.
              ---------

                (a) Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and do not require the consent of the stockholders of the Parent. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws relating or affecting the rights of creditors generally and the effect or availability of rules of law governing specific performance, injunctive relief and other equitable remedies.

                (b) Subject to satisfaction of the conditions set forth in
                    Article VII hereto, and except as set forth on Schedule 3.2, the execution and delivery of this Agreement and the related agreements by each of the Parent and Merger Sub do not, and as of the Effective Time the performance and consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, forfeiture, or acceleration of any obligation or loss of any benefit under or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or Merger Sub (any such event, a "Parent Conflict") pursuant to
                                                   ---------------
                    (i) any provision of the Certificate of Incorporation or Bylaws of the Parent or Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or Merger Sub or their respective properties or assets other than any such conflict, violation or default which would not have a Material Adverse Effect on the Parent or Merger Sub. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any third party (so as not to trigger any Parent Conflict) or, to the Parent's knowledge, with any Governmental Entity, is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of other appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 3.2.


          3.3 Capital Structure.
              -----------------
                (a) The authorized stock of Parent consists of 15,000,000 shares of Common Stock, $0.01 par value, of which 7,044,634 shares were issued and outstanding as of December 31, 1997 and of 1,000,000 shares of Preferred Stock, $.01 par value, none of which were issued and outstanding as of December 31, 1997. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which are issued and outstanding and are held by Parent. All outstanding shares of the capital stock of Parent and Merger Sub are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of either Parent or Merger Sub or any agreement to which either Parent or Merger Sub is a party or by which either is bound.

                (b) The Parent has reserved 900,000 shares of Common Stock for issuance to employees and consultants pursuant to the Parent's 1995 Stock Plan, of which 706,919 shares are subject to outstanding, unexercised options and 161,361 shares remain available for future grant. The Parent has reserved 600,000 shares of Common Stock for issuance to employees and consultants pursuant to the Parent's 1996 Stock Plan, of which 417,385 shares are subject to outstanding, unexercised options and 171,034 shares remain available for future grant. Except as described in Schedule 3.3(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Parent is a party or by which it is bound obligating the Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Parent.
                    Schedule 3.3(b) sets forth for each outstanding Parent stock option (a "Parent Option") the name of the holder of such
                               -------------
                    option, the number of shares of Common Stock subject to such option and the exercise price of such option. Except as described in Schedule (b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Parent is a party or by which it is bound obligating the Parent to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

                (c) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, sold and delivered in accordance with the terms hereof for the consideration described herein, will, assuming the accuracy of the representations contained in the Affiliate Letters, and the accuracy of the representations of the Company Securityholders contained in the Letter Agreements to be executed by them, and the form of which is attached hereto as Exhibit F, be duly authorized, validly issued, fully paid, non-assessable and will be issued in compliance with all applicable securities laws and will b free and clear of any liens, claims, encumbrances or restrictions other than liens or encumbrances created by or imposed upon the holders thereof.

                (d) Except as set forth in Schedule 3.3(d), the Parent (i) has not granted any Parent Securityholders any registration rights or (ii) entered into or is aware of any voting agreements with respect to Parent Securities.



          3.4 SEC Documents; Parent Financial Statements. Parent has furnished
              ------------------------------------------
              or made available to the Company true and complete copies of all reports filed by it with the Securities and Exchange Commission ("SEC") under the Exchange Act for all periods subsequent to
                ---
              December 31, 1995, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of
                                                     -------------
              their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. Parent has made all filings required under the rules and regulations promulgated by the SEC. Except for the transactions contemplated hereunder or as set forth in Schedule 3.4, and limited to the Actual Knowledge of the Parent for purposes of Article VIII, Parent has no knowledge of any information not disclosed in the SEC Documents which would be required to be disclosed in a post-effective amendment if the Parent had an effective registration with respect to a continuous offering. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial
                                                           ----------------
              Statements") comply as to form in all material respects with
              ----------
              applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments), which representation and warranty is limited, except to the extent it relates to Parent Intellectual Property, to the Actual Knowledge of the Parent for purposes of Article VIII. There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.


          3.5 No Material Adverse Change. Since the date of the balance sheet
              --------------------------
              included in the Parent's most recently filed report on Form 10-Q, Parent has conducted its business in the ordinary course and except as set forth in Schedule 3.5, there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent;
              (c) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance); (d) strike, work stoppage, or claim of wrongful discharge or other unlawful labor practice or action; (e) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Parent, or any direct or indirect redemption, purchase or other acquisition by the Parent of any of its capital stock except repurchases of unvested capital stock under any Parent Option Plan; (f) capital expenditure or commitment for capital expenditure of $15,000 in any individual case or $25,000 in the aggregate not otherwise disclosed in writing to the Company; (g) the entering into or consummation of any sale, license or other disposition or termination of a material asset of the

              Parent other than in the ordinary course of business; (h) notice of any claim of ownership by a third party of the Parent Intellectual Property Rights (as defined below) or of infringement by the Parent of any third party's intellectual property rights;
              (i) revaluation by the Parent of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (j) any new loan financing, refinancing or modifications, that materially, and adversely affects the financial condition or business of Parent.


          3.6 Litigation. There is no action, suit, proceeding, claim,
              ----------
              arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement. Except as set forth in the SEC Documents or in Schedule 3.6, Parent is not aware of any other pending or threatened action, suit, proceeding, investigation or claim against Parent, its properties or any of its officers or directors in their respective capacities as such, or any reasonable basis therefor, that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent. Schedule 3.6 sets forth, with respect to any pending or known threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned in writing to the Parent the legal right of the Parent to manufacture, offer or sell any of its products in the present manner or style thereof.


          3.7 Intellectual Property.
              ---------------------

                (a) The Parent owns, or is licensed or otherwise possesses valid rights to use all patents that are used in the business of the Parent as currently conducted. The Parent owns or is licensed or otherwise possesses valid rights to use all trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Parent as currently conducted (all of the foregoing, including the patents, are collectively referred to as the "Parent Intellectual Property Rights").
                     -----------------------------------

                (b) The execution and delivery of this Agreement by the Parent, and the consummation of the transactions contemplated hereby, will neither cause the Parent to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

                (c) Except with respect to the persons set forth in Schedule
                    3.7(c) to the extent specifically set forth therein, Company has taken what it believes to be reasonable actions to protect the confidentiality of the confidential Company Intellectual Property Rights and the enforceability of any trade secrets with respect thereto, (the parties hereto agreeing that the failure of the Company's employees set forth in Schedule 3.7(c) to sign confidentiality agreements is not an unreasonable action hereunder) including without limitation and as appropriate in each instance, the acquisition of written non disclosure agreements from those parties to whom Company has made an authorized disclosure and who would not otherwise have a common law or other legal duty or obligation of non-disclosure. In addition, Company has taken steps reasonably calculated to protect the confidentiality of other Company Intellectual Property Rights owned by Company which are not generally available to the public or customers of the Company (the parties hereto agreeing that the failure of the Company's employees set forth in Schedule 3.7(c) to sign Confidentiality Agreement is not an unreasonable action hereunder). Except as disclosed in Schedule 3.7(c), each employee of and consultant to the Company has executed a proprietary information and inventions agreement and a nondisclosure agreement substantially in the Company's standard form. Except as disclosed on Schedule 3.7(c) to the best of Company's acknowledge, no party that has signed a proprietary information and inventions agreement or nondisclosure agreement is in violation of the confidentiality provisions of that agreement

                (d) No claims, including without limitation, arising out of
                    Section 2.1 of the Parent's July 17, 1995 agreement with Microsoft Corporation, with respect to the Parent Intellectual Property Rights have been asserted to Parent or are, to the Parent's knowledge, threatened by any person, nor, to the Parent's knowledge, are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Parent infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right, (ii) against the use by the Parent of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Parent's business as currently conducted, or (iii) challenging the ownership by the Parent, validity or effectiveness of any of the Parent Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Parent are valid and subsisting. To Parent's knowledge, the business of the Parent as currently conducted has not and does not infringe on any proprietary right of any third party. To the Parent's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property Rights by any third party, including any employee or former employee of the Parent. No Parent Intellectual Property Right or product of the Parent or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Parent. Except as set forth in Schedule 3.7(d), each employee of and consultant to the Parent has executed a proprietary information and inventions agreement substantially in the Parent's standard form.

                (e) All computer software included in the Parent Intellectual
                    Property Rights is year 2000 compliant (that is, (i) it is capable, to the extent called for, of correctly processing, providing and receiving data within and between the 20th and 21st centuries (including accounting for all required leap year calculations) and (ii) all date fields therein use four
                    (4) digit year fields).

                (f) Parent has complied in all material respects with Section
                    2.1 of the July 17, 1995 agreement with Microsoft Corporation and made the Product (as defined therein) available for commercial distribution.

          3.8 Restrictions on Business Activities. There is, which
              -----------------------------------
              representation and warranty is limited to the Actual Knowledge (as defined below) of the Parent for purposes of Article VIII, no agreement, judgment, injunction, order or decree binding upon Parent that has or could reasonably have the effect of prohibiting or significantly impairing any business practice of Parent, any acquisition of property by Parent, or the continuation of the business of Parent as currently conducted or as currently proposed to be conducted.


          3.9 Brokers or Finders; Professional Fees. No third party shall be
              -------------------------------------
              entitled to receive any brokerage commissions, finder's fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent or Merger Sub.


          3.10  Conduct in the Ordinary Course. Since the date of the Parent's
                ------------------------------
              most recently filed report on Form 10-Q, there has not occurred any amendments or changes in the Certificate of Incorporation or Bylaws of Parent or any agreement or arrangement made by Parent to do the same.


          3.11  Interim Operations of Merger Sub. Merger Sub was formed solely
                --------------------------------
              for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.


          3.12  Third Party Consents. Except as set forth in Schedule 3.12, no
                --------------------
              consent or approval is needed from any third party in order to enable Parent and Merger Sub to effect the Merger or any of the transactions contemplated hereby.


          3.13  Agreements with Liraz Systems, Ltd. ("Liraz"). Schedule 3.13
                ---------------------------------------------
              sets forth a correct list of all agreements between the Parent and Liraz.


          3.14  Tax Returns and Audits.
                ----------------------

                (a) Tax and Other Returns and Reports.  Except as set forth in
                    ---------------------------------
                    Schedule 3.14:

                    (i) The Parent as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") otherwise due
                                                     -------
                            relating to any and all Taxes concerning or attributable to the Company or its operations, and such Returns have been completed in accordance with applicable law.

                    (ii) The Parent as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                    (iii) The Parent is not currently delinquent in the payment of any Tax and has not been delinquent in the payment of any Tax during the three (3) years preceding the date of this Agreement nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                    (iv) No audit or other examination of any Return of the Parent is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                    (v) The Parent does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Parent Financial Statements, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

                    (vi) There are (and as of immediately following the Closing there will be) no Liens, on the assets of the Parent relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

                    (vii) None of the Parent's assets is treated as "tax-exempt use property" within the meaning of
                            Section 168(h) of the Code.

                    (viii) The Parent is not a party to a tax sharing or allocation agreement nor does the Parent owe any amount under any such agreement.


          3.15  Compliance with Laws. The Parent has, which representation and
                --------------------
              warranty is limited to the Actual Knowledge of the Parent for purposes of Article VIII, complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation of which it should reasonably be aware of, except where any such non-compliance or violation would not have a Material Adverse Effect on the Parent.

          3.16  Minute Books. The minute books of the Parent made available upon
                ------------
              request to counsel for Company are the only minute books of the Parent from the date of the Parent's incorporation in the State of New York and contain true and correct copies of all resolutions adopted by the Parent's Board of Directors (or committees thereof) and stockholders for such period.

          3.17  Environmental Matters. Except for failures which will not have a
                ---------------------
              Material Adverse Effect on the Parent, and limited to the Actual Knowledge of the Parent for purposes of Article VIII, the

              Parent has met, and continues to meet, all applicable local, state, federal and national environmental regulations and has disposed of its waste products and effluents and/or has caused others to dispose of such waste products and effluents in accordance with all applicable local, state, federal and national environmental regulations.

          3.18  Suppliers and Customers. There are, which representation and
                -----------------------
              warranty is limited to the Actual Knowledge of the Parent for purposes of Article VIII, no material agreements which commit the Parent to carry on business at fixed prices or prices determined by an established formula (it being agreed for purposes hereof that an agreement where the price is based on a fixed percentage of cost or where the customer may acquire up to a maximum number of Company products over a term not to exceed on (1) year are not deemed to be at a fixed price). Except as set forth in the
              Schedule 3.18, no customer who accounted for more than 5% of the Parent's sales or purchases by year since January 1, 1995 and no other customer material to the business of the Company has terminated its relationship with the Parent, has decreased or delayed materially, or, to the Parent's knowledge, threatened to decrease or delay materially its usage of the Parent's products or services. The Parent is not aware of any facts or events which may reasonably be expected to form the basis for such a decrease or delay. The Parent does not believe that any customer or supplier material to the business of the Parent will terminate or significantly change its relationship in a manner adverse to the Parent following the consummation of the transactions contemplated under this Agreement.


          3.19  Performance Based Compensation. Schedule 3.19 sets forth a
                ------------------------------
              correct list of all material performance based compensation arrangements of the Parent, except sales based commission plans and options under the Parent's Option Plans.


          3.20  Representations Complete. None of the representations or
                ------------------------
              warranties made by the Parent or Merger Sub (as modified by the Parent, disclosure schedules attached hereto (the "Parent Schedules")), nor any statement made in any schedule or certificate furnished by the Parent or Merger Sub pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Company Securityholders in connection with soliciting their consent to this Agreement and the Merger (to the extent prepared by the Parent or Merger Sub), contains or will contain, as of the date of this Agreement, or if made after the date of this Agreement, on the date such representation, warranty, or statement is first made, any untrue statement of a material fact, or, which representation and warranty is limited (except to the extent related to Parent Intellectual Property) to the Actual Knowledge of the Parent for purposes of Article VIII, omits or will omit to state, as of the date of this Agreement, or if made after the date of this Agreement, the date such representation, warranty, or statement is first made, any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                       4

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

          4.1 Conduct of Business of the Company. During the period from the
              ----------------------------------
              date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing and except with respect to the termination of employees and the combination of the Company's operations with that of the Parent and other substantial cost reduction measures all as discussed with or approved by Parent) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event not previously discussed with or approved by Parent which materially adversely effects the Company or its business. Except as expressly contemplated by this Agreement or disclosed in Schedule 4.1, the Company shall not, without the prior written consent of Parent:

                (a) Enter into any commitment or transaction not in the ordinary course of business.

                (b) Transfer to any person or entity any rights to the Company
                    Intellectual Property Rights, except licenses in the ordinary course of business, including without limitation End-User Licenses and Third Party Licenses;

                (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

                (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

                (e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), except upon termination of employment at cost;

                (f) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Company Preferred Stock or warrants, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, without the prior written consent of Parent;

                (g) Cause or permit any amendments to its Certificate of
                    Incorporation or Bylaws, except as contemplated hereby;

                (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or, other than in the ordinary course of business, otherwise acquire or agree to acquire any assets in an amount in excess of $5,000 per single transaction;

                (i) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

                (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

                (k) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof, or as set forth in the Company Schedules or as contemplated in this Agreement;

                (l) Except as set forth in the Company Schedules or as
                    contemplated hereunder, adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, without the prior written consent of Parent;

                (m) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                (n) Pay, discharge or satisfy, in an amount in excess of $5,000
                    (in any one case) or $15,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or identified in the Company Schedules or that arose in the ordinary course of business subsequent to Balance Sheet Date or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

                (o) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

                (p) Enter into any strategic alliance, joint development or joint marketing agreement; or

                (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.



          4.2 Conduct of Business of the Parent and Merger Sub. During the
              ------------------------------------------------
              period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of the Parent and Merger Sub agrees (except with respect to the combination of the Parent's operations with that of the Company and other substantial cost reduction measures all as discussed with or approved by Company) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Parent shall promptly notify Company of any event not previously discussed with or approved by Company which materially adversely effects the Parent or its business. Except as expressly contemplated by this Agreement or disclosed in Schedule 4.2, neither Parent nor Merger Sub shall, without the prior written consent of the Company:

                (a) Enter into any commitment or transaction not in the ordinary course of business, except with respect to the sale of all or substantially all of the assets of, or shares in, Profitkey International, Inc.

                (b) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or, other than in the ordinary course of business, otherwise acquire or agree to acquire any assets in an amount in excess of $75,000 per single transaction;

                (c) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

                (d) Except for the issuance of shares of Parent Common Stock upon exercise or conversion of presently outstanding Parent Options or warrants, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Parent Common Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, without the prior written consent of Company;

                (e) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Parent or guarantee any debt securities of others, in each case, in excess of $100,000;

                (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), except upon termination of employment at cost; and

                (g) Continue to file with the SEC such reports as are required by applicable law.



                                        5

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS



          5.1 No Solicitation.
              ---------------

                (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, (i) solicit, initiate or encourage any inquiries or proposals regarding any merger, sale of substantial assets, sale of the outstanding shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposals"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in this Section 5.1(a) shall prevent the Board of Directors of the Company from considering, negotiating, discussing, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided the Board of Directors of the Company determines in good faith that it is required to do so in order to discharge properly its fiduciary duties.

                (b) Unless otherwise required under the applicable fiduciary duties of the directors of the Company, the Company shall promptly notify Parent after receipt of any Acquisition Proposal, or any material modification of or amendment to any Acquisition Proposal. Such notice to Acquiror shall indicate the name of the person making such Acquisition Proposal, the terms and conditions of such Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in
                    Section 5.1(c), and the Company shall furnish Parent with copies of any written Acquisition Proposal and the contents of any communications in response thereto. The Company shall not waive any provisions of any "standstill" agreements between the Company and any party, except to the extent that such waiver is, as advised by counsel, required by the fiduciary duties of the directors of the Company.

                (c) If the Board of Directors of the Company receives a request for nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith that it is required to cause the Company to act as provided in this Section 5.1(c) in order to discharge properly the directors' fiduciary duties, then, provided such person has executed a confidentiality agreement with the Company, the Company may provide such person with access to information regarding the Company


          5.2 Preparation of Information Statement. As soon as practicable after
              ------------------------------------
              the execution of this Agreement, but in no event later than 7days from the date hereof, Parent and Company shall prepare an information statement (the "Information Statement") for the
                                          ---------------------
              Company Securityholders to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. Company shall use its reasonable commercial efforts, with the cooperation of Parent, to cause such Information Statement to be distributed to Company's stockholders as soon as practicable after the execution of this Agreement. Each of Parent and Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Company will promptly advise Parent, and Parent will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall, subject to Section 5.1, contain the recommendation of the Board of Directors of Company that the Company Securityholders approve the Merger and this Agreement and the conclusion of the Board of Directors of Company that the terms and conditions of the Merger are fair and reasonable to the stockholders of Company. Anything to the contrary contained herein notwithstanding, Company shall not include in the Information Statement any information with respect to Parent or its Affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion, which approval shall not be unreasonably withheld.

5.3  Meeting. The Company shall call the Special Meeting to be held as promptly
     -------
     as practicable for the purpose of voting upon this Agreement and related matters. Subject to Section 5.1 hereof, the Company will, through its Boards of Directors, recommend to Company Securityholders approval of such matters. The Company and Parent shall coordinate and cooperate with respect to the timing of such meeting and the Company shall use its best efforts to hold such meeting as soon as practicable after the date hereof, giving due consideration for providing Company Securityholders sufficient notice under the appraisal provisions of Delaware Law.


5.4  Securities Act Exemption. The Parent Common Stock to be issued pursuant to
     ------------------------
     this Agreement initially will not be registered under the Securities Act, in reliance on the exemption set forth in Section 4(2) thereof and Regulation D promulgated thereunder.


5.5  Stock Restrictions. In addition to any legend imposed by applicable state
     ------------------
     securities laws or by any contract which continues in effect after the Effective Time, the certificates representing the shares of Parent Common Stock issued to the Affiliates of the Company pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SAID ACT.


5.6  Access to Information. Subject to any applicable contractual
     ---------------------
     confidentiality obligations (which the Company shall use its best efforts to cause to be waived) and subject to the terms of the Confidentiality provisions of the Letter of Intent dated December 5th, 1997 between the Company and Parent the terms of which to the extent not inconsistent with the provisions of this Agreement are incorporated herein and made a part hereof, and survive the execution of this Agreement, each of the Company and Parent shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the other may reasonably request. In addition, the Company shall provide to Parent on a weekly basis a report detailing the Company's cash receipts and disbursements for the prior week. No information or knowledge obtained in any investigation pursuant to this
     Section 5.6 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

5.7  Public Disclosure. Unless otherwise required by law (including, without
     -----------------
     limitation, securities laws), prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld. If such disclosure is required by law, the party required by law to so disclose shall deliver the disclosure to the other party prior to the disclosure and to the extent possible, incorporate the other party's comments therein.


5.8  Reasonable Efforts. Subject to the terms and conditions provided in this
     ------------------
     Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.


5.9  Notification of Certain Matters. The Company shall use reasonable efforts
     -------------------------------
     to give prompt notice to Parent, and Parent shall use reasonable efforts to give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Parent and Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by their Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.


5.10 Registration Rights Agreement. Parent hereby agrees to grant to the holders
     -----------------------------
     of Parent Common Stock issued pursuant to this Agreement registration rights as set forth in the Registration Rights Agreement, the form of which is attached hereto as Exhibit G (the "Registration Rights Agreement").
                                           -----------------------------

5.11 Additional Documents and Further Assurances. Each party hereto, at the
     -------------------------------------------
     request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.


5.12 Legal Requirements. Each of Parent, Merger Sub and Company will take all
     ------------------
     reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transaction contemplated by this Agreement (including furnishing all information required in connection with approvals by or filings with any Governmental Entity) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such filings with or investigations by any Governmental Entity, and any other such requirements imposed upon any of them or their respective subsidiaries in connection with a consummation of the transaction contemplated by this Agreement. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.


5.13 Third Party Consents. As soon as practical following the date hereof Parent
     --------------------
     and Company will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.


5.14 Board of Directors of the Combined Company. The Board of Directors of
     ------------------------------------------
     Parent will take all actions necessary to cause the Board of Directors of Parent, immediately after the Effective Time, to consist of 7 persons, 6 of whom shall have served on the Board of Directors of Parent immediately prior to the Effective Time and one of whom shall be Robert Brill and to cause Robert Brill to continue to serve as director for a period of two years after the Calculation Date.


5.15 Indemnification. From and after the Effective Time, Parent and the
     ---------------
     Surviving Corporation jointly and severally shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or an employee of the Company (the "Indemnified Parties")
                                                           -------------------
     in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under the Company's Certificate of Incorporation and Bylaws and Indemnification Agreements in effect on the date hereof, including but not limited to payment of legal fees; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law and provided further that it is understood that the foregoing undertaking shall not grant to any such officers, directors or employees or other person rights of indemnity against either Parent or the Surviving Corporation more extensive than those such persons may currently have against the Company. The provisions of this Section 5.15 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

5.16 Stockholder Solicitation Materials. The Company shall use is best efforts
     ----------------------------------
     to ensure that the Information Statements to the extent prepared by the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.


5.17 List of Stockholders, Optionholders and Warrantholders. Immediately prior
     ------------------------------------------------------
     to the Effective Time, the Company shall deliver to Parent the information set forth in Schedules 2.2(a) and 2.2(b) current as of immediately prior to the Effective Time.


5.18 NASDAQ Quotation. Parent shall cause the shares of Parent Common Stock
     ----------------
     issuable pursuant to the Merger to be authorized for quotation on the NASDAQ, upon official notice of issuance.


5.19 Dividends. After the Effective Time and until the Calculation Date, Parent
     ---------
     shall not declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), except upon termination of employment at cost.


5.20 Review of Returns. Notwithstanding any other provision of this Agreement, Parent shall have 10 days from the date hereof to review any Returns provided to it by the Company in connection with the transactions contemplated herein and may accept or reject, at its reasonable discretion, any Return or part thereof. Upon a receipt by Company, no later than the end of such 10 day period, of a notice to the effect that any Return or part thereof is not acceptable to Parent, the parties shall deem this Agreement, for all purposes whatsoever, as if it had never been executed. The failure of the Parent to timely provide such notice shall be deemed a waiver by the Parent of its rights pursuant to this Section 5.20.



                                       6

                                  ARTICLE VI

                           DOCUMENTS TO BE DELIVERED

6.1  Documents to Be Delivered by the Company at Closing. At the Closing, the
     ---------------------------------------------------
     Company shall deliver or shall cause to be delivered, the following documents to Parent and Merger Sub:

        (a)  Third Party Consents. Evidence satisfactory to Parent and Merger
             --------------------
             Sub that the Company has obtained the consents, approvals and waivers set forth in Schedule 2.4.

        (b)  Legal Opinion. A legal opinion from counsel to the Company, in form
             -------------
             and substance reasonably satisfactory to Parent and its counsel.

        (c)  Certificate of Merger. An executed Certificate of Merger in the
             ---------------------
             form of Exhibit B.

        (d)  Affiliates Letter. An executed Affiliates Letter.
             -----------------

        (e)  Resignation. The resignation of each director of Company, in form
             -----------
             and substance reasonably acceptable to Parent, effective as of the Effective Time.

        (f)  Certificates. The certificates referred to in Section 7.2(a) and
             ------------
             Section 7.2(b).

        (g)  Voting Agreement. A voting agreement in favor of Liraz
             ----------------
             substantially in the form attached hereto as Exhibit H executed by the Trust.

        (h)  Lock Up Agreement. A lock up agreement substantially in the form
             -----------------
             attached hereto as Exhibit I executed by each Affiliate and the Trust.

        (i)  Severance Agreements. Severance agreements executed by each person
             --------------------
             in the list to be reasonably agreed to by the parties, including a waiver of any claims against Company, Parent and Merger Sub.




6.2  Documents to be Delivered by the Parent and Merger Sub at Closing. At the
     -----------------------------------------------------------------
     Closing, the Parent and Merger Sub shall deliver or shall cause to be delivered, the following documents to the Company:

        (a)  Legal Opinion. A legal opinion from Counsel to Parent, in form and
             -------------
             substance reasonably satisfactory to the Company and its counsel.

        (b)  Certificate of Merger. An executed Certificate of Merger in the
             ---------------------
             form of Exhibit B.

        (c)  Third Party Consents. Evidence satisfactory to the Company that the
             --------------------
             Parent has obtained the consents, approvals and waivers set forth in Schedule 3.2 and Schedule 3.12.

        (d)  Certificates. The certificates referred to in Section 7.3(a) and
             ------------
             Section 7.3(b).

        (e)  Registration Rights Agreement. An executed Registration Rights
             -----------------------------
             Agreement.


                                       7

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER



7.1  Conditions to Obligations of Each Party to Effect the Merger. The
     ------------------------------------------------------------
     respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

        (a)  Stockholder Approval. This Agreement and the Merger shall have been
             --------------------
             approved and adopted by the Company Securityholders by the requisite vote under applicable law and the Company's Certificate of Incorporation.

        (b)  Information Statement. The distribution of the Information
             ---------------------
             Statement to all of the Company Securityholders shall have occurred no later than 7 business days prior to the Effective Time.

        (c)  No Injunctions or Restraints; Illegality. No temporary restraining
             ----------------------------------------
             order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

        (d)  Tax Returns. Company shall have filed all Returns required to be
             -----------
             filed on or before the Closing Date and copies of such Returns shall have been previously provided to Parent.

        (e)  Permit. The requirements of all other state securities or "blue
             ------
             sky" laws applicable to the transactions contemplated by this Agreement shall have been fulfilled.



7.2  Additional Conditions to Obligations of the Company. The obligations of the
     ---------------------------------------------------
     Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

        (a)  Representations and Warranties. The representations and warranties
             ------------------------------
             of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time, except for changes contemplated by this Agreement and except for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

        (b)  Agreements and Covenants. Parent and Merger Sub shall have
             ------------------------
             performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in
             Section 9.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

        (c)  Board of Directors of Parent. The Board of Directors of Parent will
             ----------------------------
             take all actions necessary to cause the Board of Directors of Parent, immediately after the Effective Time, to consist of 7 persons, 6 of whom shall have served on the Board of Directors of Parent immediately prior to the Effective Time and 1 of whom shall be Robert Brill.

        (d)  NASDAQ Quotation. Parent shall have caused the shares of Parent
             ----------------
             Common Stock issuable pursuant to the Merger to be authorized for quotation on the NASDAQ.

        (e)  Legal Opinion. The Company shall have received a legal opinion from
             -------------
             Counsel to Parent, in form and substance reasonably satisfactory to the Company an its counsel.

        (f)  No Material Adverse Effect. Since the date hereof, no Material
             --------------------------
             Adverse Effect to the business or financial condition of the Parent shall have occurred and be continuing.

        (g)  Costs Summary. Company shall have received the Costs Summary
             -------------
             at least two (2) business days prior to the Effective Time.

        (h)  Closing Date Price. The Closing Date Price shall be no less
             ------------------
             than $8.00.


7.3  Additional Conditions to the Obligations of Parent and Merger Sub. The
     -----------------------------------------------------------------
     obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

        (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time, except for changes contemplated by this Agreement (including the Company Schedules) and except for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company;

        (b)  Agreements and Covenants. The Company shall have performed or
             ------------------------
             complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

        (c)  Dissenters' Rights. Holders of not more than 5% of the outstanding
             ------------------
             shares of Company Preferred Series shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

        (d)  Consent of Company Warrantholders. Holders of not more than 5% of
             ---------------------------------
             the outstanding Company Warrants have refused to the waiver of their right to exercise their Company Warrants directly into shares of Parent Common Stock after the Effective Time.

        (e)  Costs Summary. Parent shall have received the Costs Summary at
             -------------
             least two (2) business days prior to the Effective Time.

        (f)  Legal Opinion. The Parent shall have received a legal opinion from
             -------------
             Counsel to Company, in form and substance reasonably satisfactory to the Parent and its counsel.

        (g)  No Material Adverse Effect. Since the date hereof, no Material
             --------------------------
             Adverse Effect to the business or financial condition of the Company shall have occurred and be continuing.

        (h)  Opinion of Financial Advisor. Company has received from C. E.
             ----------------------------
             Unterberg, Towbin, its financial advisor, an opinion that the terms of the Merger are fair to the Company Securityholders as a whole from a financial point of view.

        (i)  Severance Agreements. The Parent shall have received the severance
             --------------------
             agreements referred to in Section 6.1(i).


                                       8

                                  ARTICLE VIII


               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

8.1  Survival of Representations and Warranties. All of the representations and
     ------------------------------------------
     warranties by the Company in this Agreement or in any instrument delivered at the Closing pursuant to this Agreement (each as modified by the Company Schedules) as of the date of this Agreement and all the representations and warranties by Parent and Merger Sub in this Agreement or in any instrument delivered at the Closing pursuant to this Agreement shall survive the Merger and shall continue through the Calculation Date.


8.2  Escrow Arrangements
     -------------------

        (a)  Escrow Fund. At the Effective Time, the Company Securityholders
             -----------
             will be deemed to have received and deposited with the Escrow Agent the Escrow Amount (as increased by any additional shares as may be issued with respect to the Escrow Amount upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any Company Securityholder, to be maintained for the benefit of the Company Securityholders and to secure the representations and warranties of the Company hereunder, such deposit to constitute an escrow fund (the "Escrow Fund") to be
                                                             -----------
             governed by the terms set forth herein and at Parent's cost and expense. The Escrow Fund shall be available to compensate, reimburse, defend, indemnify and hold harmless the Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses and expenses of investigation and defense incurred by Parent, its officers, directors or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any material inaccuracy or breach of a representation or warranty of the Company contained herein and not waived by the Parent, or in any certificate, instrument, schedule or document delivered by the Company in connection with this Agreement or the Merger, (ii) any material failure by the Company to perform or comply with any covenant contained herein, (iii) for any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements, in the light of the circumstances under which made, not misleading in any documents mailed, delivered or otherwise furnished to the Company Securityholders in connection with soliciting their consent to this Agreement and the Merger, to the extent prepared by the Company or (iv) any payment made to Information Builders, Inc. after the date hereof with respect to the December 31, 1997 termination of its license agreement with Company (hereinafter individually a "Loss" and collectively
                                                  ----
             "Losses"). Parent may not receive any shares from the Escrow Fund
              ------
             unless and until Officer's Certificates (as defined below) identifying Losses, the aggregate amount of which exceed $50,000, have been delivered to the Escrow Agent as provided in paragraph
             (d) and either there is no objection thereto or any objection has been resolved in favor of the Parent in accordance with the provisions of this Article VIII; in such case, Parent may recover from the Escrow Fund any Losses so identified in accordance with the provisions of this Section 8.2. The Escrow Fund shall be the sole source of damages to Parent arising from any claim hereunder (other than for damages due to fraud or willful misrepresentation).

        (b)  Escrow Period; Distribution upon Termination of Escrow Period.
             -------------------------------------------------------------
             Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., New York time on the Calculation Date (the "Escrow Period"). Such amount (or some portion thereof) that is
              -------------
             necessary in the reasonable judgment of Parent, subject to the objection of the Merger Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period as are specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period, may be retained in the Escrow Fund after termination of the Escrow Period. As soon as all such claims have been resolved as evidenced by the written memorandum of the Merger Agent and Parent, the Escrow Agent shall deliver to the Trust such portion of the balance of the Escrow Fund that is not required to satisfy such claims, as certified by the Trustee to represent the portion of the Merger Consideration payable to Delivered Securityholders and to the Transfer Agent the remaining portion of the Escrow Fund for the benefit of Undelivered Securityholders who are entitled to a portion of the Merger Consideration in such amounts as certified to the Transfer Agent by the Trustee. If no Officer's Certificate pertaining to unsatisfied claims is delivered to the Escrow Agent prior to the termination of the Escrow Period, upon termination of the Escrow Period, the Escrow Agent, without further authorization or instruction, shall distribute the remainder of the Escrow Fund as provided in the previous sentence.


        (c)  Protection of Escrow Fund.
             -------------------------

             (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

             (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent
                                          ----------
                    Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be deposited with the Escrow Agent and added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the distributee thereof. Cash dividends on Parent Common Stock held in the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the Trust on behalf of Delivered Securityholders in accordance with their respective Beneficial Interests, with the balance delivered to the Transfer Agent for the benefit of Undelivered Securityholders.

              (iii) Except as otherwise provided in this Article VIII, the Trust shall have all indicia of ownership, including, without limitation, voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock) and rights to receive distributions thereon.

        (d)  Claims Upon Escrow Fund.
             -----------------------

             (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by the President of Parent (an "Officer's Certificate") (A)
                                                 ---------------------
                    stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

             (ii) Claims by or relating to Dissenting Shareholders shall be deemed claims on the Escrow Fund until settled and satisfied.

             (iii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 8.2(d)(i) hereof, each share of Parent Common Stock shall be valued at the Stock Value as of such date.

        (e)  Objections to Claims. At the time of delivery of any Officer's
             --------------------
             Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Merger Agent and counsel for the Trust and for a period of thirty (30) days after receipt of such Officer's Certificate by the Merger Agent, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to
             Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Merger Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Merger Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period, to the extent of the amount so objected.

        (f)  Resolution of Conflicts; Arbitration.
             ------------------------------------

             (i) In case the Merger Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Merger Agent and Parent shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Merger Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow

                    Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

             (ii) If no such agreement can be reached after such good faith negotiation, either Parent or the Merger Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Merger Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

             (iii) Any such arbitration shall be held in New York City and shall be conducted by, and under the commercial rules then in effect, of the American Arbitration Association. For purposes of this Section 8.2(f), in any arbitration hereunder in which any claim or the amount is at issue, Parent shall be deemed to be the Prevailing Party in the event that the arbitrators award Parent 50% or more of the disputed amount; otherwise, the Parent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction; provided, however, that in no event will the Non-Prevailing Party be required to pay any legal fees and costs of the Prevailing Party in an amount in excess of one-third of the disputed amount awarded the Prevailing Party. The Merger Agent may pay such amounts (including without limitation unreimbursed expenses of counsel for the Company Securityholders and Parent, arbitrator fees and administrative costs) by distributing shares of Parent Common Stock held by the Trust or from the Escrow Fund with respect to which Parent has not made a claim; provided, however, that no shares of Parent Common Stock may be distributed from the Escrow Fund prior to the termination of the Escrow Period and such shares may be distributed only to the extent that such shares are not required to satisfy any claim for Losses.

        (g)  Third-Party Claims. In the event Parent becomes aware of a third-
             ------------------
             party claim, which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Merger Agent of such claim, and the Merger Agent, as representative for the Company Securityholders, shall be entitled, at the expense of the Company Securityholders, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Merger Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Merger Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Merger Agent shall have no power or authority to object under any provision of this Article VIII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement amount.


        (h)  Escrow Agent's Duties.
             ---------------------

             (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Article VIII, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Merger Agent and approved by the Escrow Agent, and may rely and shall be protected in relying or refraining from acting on any Officer's Certificate, memorandum, instruction or other instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

             (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

             (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

             (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

             (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

             (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader. The parties jointly and severally agree to immediately pay the Escrow Agent, to the extent not previously reimbursed, such amounts so incurred by the Escrow Agent upon the Escrow Agent's demand therefor, which demand may be made at any time before or after completion of such action of interpleader. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) Parent, the Surviving Corporation and the Trust agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter; provided, however, that in the event the Escrow Agent shall be the Prevailing Party in connection with any claim or action initiated by any Company Securityholder, then such Company Securityholder or Company Securityholders shall be responsible for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

          (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Parent and the Merger Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Merger Agent shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If Parent and the Merger Agent fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of New York. In addition, any company into which the Escrow Agent is merged or with which it is consolidated, or any company to which the Escrow Agent transfers a substantial amount of its Global Escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding. The successor escrow agent shall deliver notification of such appointment to Parent and Merger Agent and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Thereafter, the predecessor escrow agent shall be discharged from any further duties and liability under this Agreement.


     (i)  Fees. All fees of the Escrow Agent for performance of its duties here
          ----
          under shall be paid by Parent in accordance with the fee schedule attached as Schedule 8.2(i). It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned thereby. Parent promises to pay these sums upon demand.


     (j)  Consequential Damages. In no event shall the Escrow Agent be liable
          ---------------------
          for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.



                                        9

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER


9.1  Termination. Except as provided in Section 9.2 below, this Agreement may be
     -----------
     terminated and the Merger abandoned at any time prior to the Effective
     Time:

        (a) by mutual written consent of the Company and Parent;

        (b) by Parent or the Company if: (i) the Effective Time has not occurred within 60 days of the date hereof (provided that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

        (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would:
            (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent; in either case, the unavailability of which assets or business would have a Material Adverse Effect on Parent or would reasonably be expected to have a Material Adverse Effect on Parent's ability to realize the benefits expected from the Merger;

        (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within thirty (30) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

        (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within thirty
            (30) days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 9.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured); or

        (f) by Parent, if the Board of Directors of the Company shall have withheld, withdrawn or modified in a manner adverse to the Parent its recommendation in favor of adoption and approval of this Agreement and approval of the Merger; or

        (g) by either Parent or the Company if the Agreement shall not receive the requisite vote for approval and adoption by the Company Securityholders.


        Where action is taken to terminate this Agreement pursuant to Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.


9.2  Effect of Termination. Subject to Section 9.5, in the event of termination
     ---------------------
     of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or Company Securityholders, provided that the provisions of this
     Article IX, the confidentiality provisions hereof and Section 10.2 shall remain in full force and effect and survive any termination of this Agreement.


9.3  Amendment. Except as is otherwise required by applicable law, prior to the
     ---------
     Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by the Company. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and the Trustee; provided, however, that no amendment may be made to the Merger Consideration and the components thereof after approval of this Agreement and Merger by the Company Securityholders.


9.4  Extension; Waiver. At any time prior to the Effective Time, Parent and
     -----------------
     Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

9.5  Parent/Company Payments.
     -----------------------

        (a) Company Payments. If (x) the Company Securityholders fail to approve
            ----------------
            this Agreement and the Merger or (y) an intentional breach by the Company of any material representation, warranty covenant or intentional failure to comply with any other material obligation hereunder, the Company shall pay Parent an amount equal to $500,000 within one business day following the earlier to occur of (A) termination of this Agreement and (B) the failure to obtain the required vote upon a vote taken at a meeting of Company Securityholders duly convened therefor or any adjournment thereof of the Company.

        (b) Parent Payments. Upon the termination of this Agreement as a result
            ---------------
            of an intentional breach by the Parent of any material representation, warranty covenant or intentional failure to comply with any other material obligation hereunder, the Parent shall pay Company an amount equal to $500,000 within one business day following the termination of this Agreement.



                                      10

                                   ARTICLE X

                              GENERAL PROVISIONS


10.1  Notices. All notices and other communications hereunder shall be in
      -------
      writing and shall be deemed given if delivered personally or by a nationally recognized commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or Merger Sub, to:
            1 Penn Plaza, Suite 3401
            New York, NY 10019
            Attention: Mr. Joseph DiZazzo
            Telephone No.: 212-244-1234
            Facsimile No.: 212-760-2327

            with a copy to:

            Bruno Dov Lerer, Esq.
            655 Third Avenue, 20th floor
            New York, NY 10017
            Telephone No.: 212-949-8999
            Facsimile No.: 201-490-2990

        (b) If to the Company, to:
            777 Terrace Avenue
            Hasbrouck Heights, New Jersey 07604
            Attention: Mr. Joseph Valley
            Telephone No.: 201-288-5373
            Facsimile No.: 201-288-5474

            with a copy to:

            H. David Berkowitz, Esq.
            Snow Becker Krauss, PC.
            605 Third Avenue
            New York, NY 10158
            Telephone No.: 212-455-0316
            Facsimile No.: 201-949-7052


        (c) If to the Trustee:

            Robert Brill, Trustee
            Momentum Liquidating Trust
            Newport Management, LLC.
            500 North Broadway, Suite 144
            Jericho, NY 11793
            Telephone No.: 516-433-0090
            Facsimile No.: 516-433-0412

            with a copy to:

            H. David Berkowitz, Esq.
            Snow Becker Krauss, PC.

            605 Third Avenue
            New York, NY 10158


        (d) If to the Escrow Agent:




10.2  Expenses.
      --------

        (a) If the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, Third Party Expenses, incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

        (b) Subject to Section 10.2(c), if the Merger is consummated, all fees and expenses incurred in connection with the Merger including Third Party Expenses incurred by Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby (the "Company
                                                                     -------
            Transaction Costs"), shall be the obligation of the Surviving
            -----------------
            Corporation.

        (c) Company shall deliver to Parent, at least two (2) business days prior to the Effective Time, an officer's certificate certifying the aggregate amount of Company Transaction Costs which the Company believes it incurred or to be incurred (the "Costs Summary"). Parent
                                                         -------------
            shall be entitled to make the adjustment referred to in Section 1.6(a) with respect to that portion of the Company Transaction Costs (the "Reimbursable Amount") equal to the sum of (i) amounts incurred
                  -------------------
            for Company employee termination costs in excess of $330,000 and the employer's shares of related payroll taxes such as FICA and FUTA),
            (ii) the investment banking and similar fees paid to C. E. Unterberg, Towbin, (iii) 50% of the aggregate legal fees incurred by all parties hereto and (v) $75,000. The above-mentioned $75,000 is part of the Merger Consideration and shall be paid by the Parent to the Trust upon the Effective Time.


10.3  Interpretation. The words "include," "includes" and "including" when used
      --------------
      herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.4  Counterparts. This Agreement may be executed in two or more counterparts,
      ------------
      all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.


10.5  Entire Agreement; Assignment. This Agreement, the schedules and exhibits
      ----------------------------
      hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.


10.6  Severability. In the event that any provision of this Agreement or the
      ------------
      application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.


10.7  Other Remedies. Except as otherwise provided herein, any and all remedies
      --------------
      herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.


10.8  Governing Law. This Agreement shall be governed by and construed in
      -------------
      accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.


10.9  Rules of Construction. The Company and Parent hereto agree that they have
      ---------------------
      been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.10 Specific Performance. The parties hereto agree that irreparable damage
      --------------------
      will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Merger Agent and the Escrow Agent have caused this Agreement to be signed as of the date first written above.


Level 8 Systems, Inc.                       Momentum Software Corporation

By:                                         By:
    ---------------                             ---------------

Name:                                       Name:
      -------------                               -------------

Title:                                      Title:
       ------------                                ------------



Momentum Liquidating Trust

By:
    ---------------

Name:              , Trustee
      -------------



Middleware Acquisition Corporation

By:
    ---------------

Name:
      -------------

Title:
       ------------


ESCROW AGENT (as to the provisions of Article VIII only)


----------------


----------------


----------------

                                   DEFINITIONS


Actual Knowledge - the conscious awareness of facts or other information by,
----------------
       with respect to the Parent or the Company, as applicable, named in Exhibit J.

Additional Contingent Shares - Section 1.8(c)
----------------------------

Affiliate - Section 2.22
---------

Affiliate Letters - Section 2.22
-----------------

Aggregate Shares of Parent Common Stock - Section 1.6(a)
---------------------------------------

Agreement - the Preamble
---------

Balance Sheet - Section 2.5
-------------

Balance Sheet Date - Section 2.5
------------------

Beneficial Interests - the Recitals
--------------------

Calculation Date - Section 1.8(a)
----------------

Certificates - Section 1.10(c)
------------

Certificate of Merger - Section 1.2
---------------------

Closing - Section 1.2
-------

Closing Date - Section 1.2
------------

Closing Date Price - Section 1.6(a)
------------------

Code - the Recitals
----

Company - the Preamble
-------

Company Capital Stock - the Recitals
---------------------

Company Common Stock - Section 1.6(b)
--------------------

Company ERISA Plans - Section 2.20(a)
-------------------

Company Intellectual Property Rights - Section 2.11(a)
------------------------------------

Company Financials - Section 2.5
------------------

Company Option - Section 1.6(d)
--------------

Company Option Plan - Section 1.6(d)
-------------------

Company Preferred Series - Section 1.6(c)
------------------------

Company Warrant - Section 1.6(d)
---------------

Common Exchange Ratio - Section 1.6(b)
---------------------

Company Schedules - Section 2.28
-----------------

Company Securityholders - Section 1.6(a)
-----------------------

Company Series A - Section 1.6(a)
----------------

Company Series B - Section 1.6(a)
----------------

Company Series B-1 - Section 1.6(a)
------------------

Company Series C - Section 1.6(a)
----------------

Company Series C-1 - Section 1.6(a)
------------------

Company Series D - Section 1.6(a)
----------------

Company Series E - Section 1.6(a)
----------------

Company Transaction Costs - Section 10.2(c)
-------------------------

Conflict - Section 2.4
--------

Contingent Consideration - Section 1.8(a)
------------------------

Contingent Shares - Section 1.8(a)
-----------------

Continuing Warrants - Section 1.6(d)
-------------------

Costs Summary - Section 10.2(c)
-------------

Delaware Law - Section 1.1
------------

Delivered Securityholders - Section 1.10
-------------------------

Dissenting Shares - Section 1.9(a)
-----------------

Dissenting Shareholder - Section 1.9(a)
----------------------

Effective Time - Section 1.2
--------------

Employee Benefit Plan - Section 2.21(d)
---------------------

End-User Licenses - Section 2.11(a)
-----------------

ERISA - Section 2.20(a)
-----

Escrow Agent - the Recitals
------------

Escrow Amount - Section 1.6(g)
-------------

Escrow Fund - Section 8.2(a)
-----------

Escrow Period - Section 8.2(b)
-------------

Information Statement - Section 5.2
---------------------

GAAP - Section 2.5
----

Governmental Entity - Section 2.4
-------------------

Indemnified Parties - Section 5.15
-------------------

Liens - Section 2.8(b)(vii)
-----

Liraz - Section 3.13
-----

Loss and Losses - Section 8.2(a)
---------------

Material Adverse Effect - Section 2.1
-----------------------

Merger - the Recitals
------

Merger Consideration - the Recitals
--------------------

Merger Agent - Section 1.10
------------

Merger Sub - the Preamble
----------

New Shares - Section 8.2(c)(ii)
----------

Non-Contingent Merger Consideration - Section 1.10
-----------------------------------

Note - Section 1.8(a)
----

Officer's Certificate - Section 8.2(d)
---------------------

Parent - the Preamble
------

Parent Common Stock - the Recitals
-------------------

Parent Conflict - Section 3.2(b)
---------------

Parent Financial Statements - Section 3.4
---------------------------

Parent Intellectual Property Rights - Section 3.7(a)
-----------------------------------

Parent Option - Section 3.3(b)
-------------

Parent Schedules - Section 3.20
---------------

Payable Contingent Shares - Section 1.8(b)
-------------------------

Reimbursable Amount - Section 10.2(c)
-------------------

Registration Rights Agreement - Section 5.10
-----------------------------

Retained Merger Consideration - Section 1.10
-----------------------------

Returns - Section 2.8(b)
-------

SEC - Section 3.4
---

SEC Documents - Section 3.4
-------------

Securities Act - Section 1.12
--------------

Special Meeting - Section 2.22
---------------

Stock Value - Section 1.8(a)
-----------

Stock Value Fraction - Section 1.8(a)
--------------------

Surviving Corporation - Section 1.1
---------------------

Tax or Taxes - Section 2.8(a)
------------

Third Party Expenses - Section 2.19
--------------------

Third Party Licenses - Section 2.11(e)
--------------------

Transfer Agent - Section 1.8
--------------

Trust - the Preamble
-----

Trust Conflict - Section 2.25
--------------

Trustee - the Preamble
-------

Undelivered Securityholders - Section 1.10
---------------------------

Warrant - Section 1.7
-------